Exhibit 10.18

Explanatory Note: The body of this document was previously filed with the SEC, as indicated in the Exhibit Index. What follows are additional schedules and/or exhibits to that document that were not included in the original filing.

EXHIBITS AND SCHEDULES

Exhibit	Contents

A-1	Form of Revolving Note
A-2	Form of Term Notes
B-1	Notice of Revolving Loans Borrowing (Confirmation)
B-2	Notice of Term Loan Borrowing
C-1	Original Bonds Letter of Credit
C-2	Bonds LC Amendment
D	Borrowing Base Certificate
E	Compliance Certificate

Schedule	Contents

6.1(r)	Cellu Tissue Merger Documents
7.3	Governmental Approvals
7.7	Proceedings
7.13	Existing Permitted Liens
7.21	Broker’s Fees
7.22	Leases
7.25	Affiliate Transactions
7.26	Existing Shareholders
7.29	Intellectual Property
7.35	Labor Matters
8.8	Insurance
8.18	Bond Amortization
9.2	Existing Permitted Indebtedness
9.13	Restrictive Agreements

EXHIBIT A-1

REPLACEMENT REVOLVING NOTE

$3,500,000.00	Minneapolis, Minnesota
March 21, 2007

FOR VALUE RECEIVED, the undersigned, CELLU TISSUE-CITYFOREST LLC, a Minnesota limited liability company resulting from the conversion of CityForest Corporation, a Minnesota corporation into a limited liability company (the “Borrower”), promises to pay to the order of Associated Bank, National Association, a national banking association (the “Bank”), on the Revolving Credit Termination Date, the principal sum of Three Million Five Hundred Thousand and No/100ths Dollars ($3,500,000.00) or, if less, the then aggregate unpaid principal amount of the Revolving Loans as may be borrowed by the Borrower under the Reimbursement Agreement and are outstanding on the Revolving Credit Termination Date. All Revolving Loans and all payments of principal shall be recorded by the Bank in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

The Borrower further promises to pay to the order of the Bank interest on each Revolving Loan from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Reimbursement Agreement. Accrued interest shall be payable on the dates specified in the Reimbursement Agreement.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to the Bank at the Bank’s office at 200 North Adams Street, Green Bay, Wisconsin 54301, or at such other place as may be designated by the Bank to the Borrower in writing.

This Note is the Revolving Note referred to in, and evidences indebtedness incurred under, an Amended and Restated Reimbursement Agreement dated as of March 21, 2007 (herein, as it may be amended, modified or supplemented from time to time, called the “Reimbursement Agreement;” capitalized terms not otherwise defined herein being used herein as therein defined) between the Borrower and the Bank, to which Reimbursement Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Minnesota.

This Note is being executed and delivered in replacement of, but not in payment of, that certain Revolving Note dated June 29, 2005 made by CityForest Corporation payable to the

REPLACEMENT REVOLVING NOTE

$3,500,000.00	Minneapolis, Minnesota
March 21, 2007

order of the Bank in the original principal amount of $3,500,000.00; provided, however, that unpaid accrued interest thereon shall be due and payable on April 1, 2007.

CELLU TISSUE-CITYFOREST LLC

By:
Name: Dianne M. Scheu
Its: Senior Vice President and Chief Financial Officer

EXHIBIT A-2

TERM NOTE

$[AMOUNT OF TERM LOAN]	Minneapolis, Minnesota
[DATE OF TERM LOAN]

FOR VALUE RECEIVED, the undersigned, CELLU TISSUE-CITYFOREST LLC, a Minnesota limited liability company resulting from the conversion of CityForest Corporation, a Minnesota corporation, into a limited liability company (the “Borrower”), promises to pay to the order of Associated Bank, National Association, a national banking association (the “Bank”), the principal sum of [INSERT AMOUNT OF TERM LOAN                      Million                      Hundred                      Thousand                      Hundred                      and     /100ths Dollars ($                        )] in:

(a)                      consecutive monthly installments of $                      each, such installments shall be due and payable on the first day of each month, commencing on the first day of the first month after the date of this note and continuing through, to and including February 1, 2011 [INSERT AMOUNT AND NUMBER OF INSTALLMENTS NECESSARY TO FULLY AMORTIZE THE TERM LOAN IN THE AMORTIZATION PERIOD COMMENCING ON THE FIRST INSTALLMENT PAYMENT AND ENDING ON FEBRUARY 11, 2011]; and

(b) a final installment equal to the entire unpaid principal amount of, and unpaid accrued interest on, this Note shall be due and payable on February 15, 2011.

The Term Loan evidenced by this Note and all payments of principal shall be recorded by the Bank in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

The Borrower further promises to pay to the order of the Bank interest on this Note from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Reimbursement Agreement. Accrued interest shall be payable on the dates specified in the Reimbursement Agreement.

All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to the Bank at the Bank’s office at 200 North Adams Street, Green Bay, Wisconsin 54301, or at such other place as may be designated by the Bank to the Borrower in writing.

This Note is a Term Note referred to in, and evidences indebtedness incurred under, an Amended and Restated Reimbursement Agreement dated as of March 21, 2007 (herein, as it may be amended, modified or supplemented from time to time, called the “Reimbursement Agreement;” capitalized terms not otherwise defined herein being used herein as therein defined) between the Borrower and the Bank, to which Reimbursement Agreement reference is made for

TERM NOTE

$[AMOUNT OF TERM LOAN]	Minneapolis, Minnesota
[DATE OF TERM LOAN]

a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Minnesota.

CELLU TISSUE-CITYFOREST LLC

By:

Name:

Its:

EXHIBIT B-1

NOTICE OF REVOLVING LOANS BORROWING

(CONFIRMATION)

                    , 20

Associated Bank, National Association

200 North Adams Street

Green Bay, WI 54301

Attention:	Mr. Stephen Pasowicz
Vice President

Ladies and Gentlemen:

The undersigned refers to the Amended and Restated Reimbursement Agreement dated as of March 21, 2007 (said Amended and Restated Reimbursement Agreement as it may be amended, modified, supplemented or restated from time to time being the “Reimbursement Agreement”; the terms defined therein being used herein as therein defined), between the undersigned and Associated Bank, National Association (the “Bank”) and hereby confirms pursuant to Section 2.2 of the Reimbursement Agreement that the undersigned has requested Revolving Loans under the Revolving Credit Commitment, and in that connection sets forth below the information relating to such Revolving Loans:

1.	The Business Day of the requested Revolving Loans [is] [was] , 2 .

2.	The amount of the requested Revolving Loans [is] [was] $ .

3.	After giving effect to the Revolving Loans requested and described in (ii) above, the aggregate outstanding principal balance of the Revolving Loans [will be] [is] $ .

4.	The undersigned confirms that the conditions precedent set forth in Article VI of the Reimbursement Agreement [were] [will be] satisfied as of the date of the Revolving Loans.

CELLU TISSUE-CITYFOREST LLC

By:

Name:

Its:

EXHIBIT B-2

NOTICE OF TERM LOAN BORROWING

                    , 20

Associated Bank, National Association

200 North Adams Street

Green Bay, WI 54301

Attention:	Mr. Stephen Pasowicz
Vice President

Ladies and Gentlemen:

The undersigned refers to the Amended and Restated Reimbursement Agreement dated as of March 21, 2007 (said Amended and Restated Reimbursement Agreement as it may be amended, modified, supplemented or restated from time to time being the “Reimbursement Agreement”; the terms defined therein being used herein as therein defined), between the undersigned and Associated Bank, National Association (the “Bank”) and hereby confirms pursuant to Section 2.14 of the Reimbursement Agreement that the undersigned has requested a Term Loan, and in that connection sets forth below the information relating to such Term Loan:

1.	The Business Day of the requested Term Loan is , 2 .

2.	The amount of the requested Term Loan is $ and corresponds to the Term Loan Conversion Amount arising from the Liquidity Drawing on the Bonds Letter Credit that was paid b the Bank on , 2 .

3.	The undersigned confirms that the conditions precedent set forth in Article VI of the Reimbursement Agreement [were] [will be] satisfied as of the date of the Term Loan.

CELLU TISSUE-CITYFOREST LLC

By:

Name:

Its:

EXHIBIT C-1

FORM OF ORIGINAL BONDS LETTER OF CREDIT

[SEE ATTACHED]

June 29, 2005

Irrevocable Letter of

Credit No. DCN 3886

Wells Fargo Bank, National Association

6th Street and Marquette Avenue

MAC N9303-110

Minneapolis, MN 55479

Attention: Corporate Trust

Ladies and Gentlemen:

At the request and for the account of CityForest Corporation, a Minnesota corporation (the “Company”), pursuant to that certain Reimbursement Agreement dated as of June 29, 2005 between the Company and Associated Bank, National Association (the “Issuing Bank”) (as the same may from time to time be supplemented or amended, the “Reimbursement Agreement”), the Issuing Bank establishes this irrevocable direct-pay letter of credit (the “Letter of Credit”) in the aggregate amount of $20,948,973.00 (as from time to time reduced or reinstated as provided in this Letter of Credit, the “Letter of Credit Amount”), in your favor as trustee (the “Trustee”) under the Indenture of Trust dated as of March 1, 1998 (as the same may from time to time be supplemented or amended, the “Indenture”) between the City of Ladysmith, Wisconsin, a political subdivision and body corporate and politic created under the laws of the State of Wisconsin (the “Issuer”) and the Trustee, pursuant to which the Issuer issued its Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998 (CityForest Corporation Project) (the “Bonds”).

This Letter of Credit shall be available for drawing by you as set forth below in amounts (i) not to exceed $20,750,000.00 (as from time to time reduced or reinstated as provided in this Letter of Credit, the “Principal Component”) with respect to the unpaid principal of the Bonds and (ii) not to exceed $198,973.00 (as from time to time reduced or reinstated as provided in this Letter of Credit, the “Interest Component”) with respect to the amount of interest accrued on the Bonds.

This Letter of Credit shall not be available for drawing by you with respect to any premium on the Bonds.

This Letter of Credit shall expire at 4:00 p.m., Green Bay, Wisconsin time, on the date (the “Expiration Date”) that is the earliest of (i) February 15, 2009 (the “Scheduled Expiration Date”); (ii) the date on which the Issuing Bank shall have paid the Final Drawing (as hereinafter defined) with respect to the Bonds; (iii) the date on which a Substitute Credit Facility (as defined in the Indenture) is substituted for this Letter of Credit and (iv) the date on which you deliver a

200 North Adams St. • P.O. Box 19006 • Green Bay, WI 54307-9006 • 920-433-3200

certificate to the Issuing Bank in the form of Annex H (the “Surrender Certificate”). You agree to deliver the Surrender Certificate immediately upon the occurrence of any event referred to in Paragraph 3 thereof (each, a “Surrender Event”).

Subject to the provisions of this Letter of Credit, demands for payment under this Letter of Credit may be made by you from time to time on any Business Day (as defined in the Indenture) on or before the expiration of this Letter of Credit, by presentation of your certificate in the form of (i) Annex B (an “Interest Certificate”), in the case of a Drawing (as hereinafter defined) only for interest on the Bonds (an “Interest Drawing”), (ii) Annex C (a “Liquidity Certificate”), in the case of a Drawing for the purchase price of Bonds (a “Liquidity Drawing”), (iii) Annex D (a “Partial Redemption Certificate”), in the case of a Drawing for the principal of and interest on the Bonds due on their redemption, if less than all of the outstanding Bonds are being redeemed (a “Partial Redemption Drawing”), (iv) Annex E (the “Final Drawing Certificate”), in the case of a Drawing for the principal of and interest on the Bonds due on their redemption, acceleration, maturity or mandatory tender for purchase, if all of the outstanding Bonds are being redeemed or accelerated or are maturing or are subject to mandatory tender (the “Final Drawing”), together, in each case, with your draft in the form of Annex A, at 200 N. Adams Street, Green Bay, Wisconsin, 54301, Attention: International Department, or at such other address in Wisconsin as the Issuing Bank may designate in a written notice delivered to you (each such demand and presentation, a “Drawing”).

Payment against conforming documents presented to the Issuing Bank under this Letter of Credit by 11:30 a.m., Wisconsin time, on any Business Day shall be made by the Issuing Bank at or before 11:30 a.m., Wisconsin time, on the next (or, in the case of a presentation with respect to any Drawing after 11:30 a.m., Wisconsin time, on any Business Day, on the second next) Business Day after presentation; provided, however, that in the case of a Liquidity Drawing, payment against conforming documents presented to the Issuing Bank under this Letter of Credit by 11:00 a.m., Wisconsin time, on any Business Day shall be made by the Issuing Bank at or before 2:00 p.m., Wisconsin time, on the same day.

Payment of all Drawings under this Letter of Credit shall be made from moneys of the Issuing Bank and not from funds of the Company or any other person or entity required to guaranty or pay obligations of the Company under the Reimbursement Agreement.

Each Drawing honored by the Issuing Bank under this Letter of Credit shall immediately reduce the applicable Principal Component and/or the Interest Component (as the case may be) by the amount paid pursuant to such Drawing, and the Letter of Credit Amount shall be correspondingly reduced. Upon such honor, the Issuing Bank’s obligations in respect of such Drawing shall be discharged, and the Issuing Bank shall, except as hereinafter provided, have no further obligation with respect to such Drawing.

In the case of a reduction resulting from payment against a Liquidity Drawing, the Principal Component and, if applicable, the Interest Component shall be reinstated automatically as and to the extent that the Issuing Bank shall have received from you notice of the reimbursement of such payment in immediately available funds pursuant to your certificate in the form of Annex F (a “Reimbursement Certificate”); in such case, the Principal Component

2

shall be reinstated in an amount equal to the portion of such payment attributable to reimbursement of the portion of such Liquidity Drawing representing principal of the Bonds, and the Interest Component shall be reinstated to an amount equal to 35 days’ interest on the outstanding Bonds (other than Pledged Bonds (as defined in the Indenture) or Bonds registered in the name of the Company) calculated at the rate of 10% per annum.

In the case of a reduction of the Interest Component resulting from the Issuing Bank’s payment of an Interest Drawing only pursuant to Annex B, the Interest Component (and, correspondingly, the Letter of Credit Amount) so reduced shall be reinstated automatically in the amount of such Drawing as of the Issuing Bank’s opening of business in Green Bay on the Business Day following the date of such payment.

The Principal Component and the Interest Component (and, correspondingly, the Letter of Credit Amount) shall also be reduced permanently upon the Issuing Bank’s receipt of your certificate in the form of Annex G (a “Reduction Certificate”), by the respective amounts stated in such certificate.

Partial Drawings are permitted under this Letter of Credit. The failure to make a Drawing for any payment of the principal of or interest on the Bonds required by the Indenture shall not, in and of itself, result in this Letter of Credit ceasing to be available for future such Drawings.

Any Drawings and all documents presented to the Issuing Bank in connection with any Drawing and all other communications and notices to the Issuing Bank with respect to this Letter of Credit shall be in writing, dated the date of presentation, and delivered to the Issuing Bank at its address set forth in this Letter of Credit and shall specifically refer to “Associated Bank, National Association Irrevocable Letter of Credit No. DCN 3886.” Any such Drawings, documents, communications and notices may be delivered in person or by tested telex, or by facsimile transmission to the Issuing Bank’s letter of credit department in Wisconsin (presently at (920) 431-8016), confirmed in each case by telephone to such department (presently at (920) 433-3295) (addressed to the attention of Ms. Barb Schell) (each such demand and presentation, a “Drawing”) stating that the originals of such Drawing documents, communications and notices shall immediately be mailed or delivered to the Issuing Bank at its counters. The Issuing Bank shall have no duty to and will not examine original documents confirming presentation by tested telex or facsimile; the presentation of any document by tested telex or facsimile shall be deemed to be the sole presentation of such document. The Issuing Bank may change the facsimile transmission number and/or telephonic confirmation number by delivering written notice to you.

No person other than you as Trustee may make any Drawing under this Letter of Credit. This Letter of Credit is transferable only in its entirety and only to a transferee that has succeeded you as Trustee under the Indenture and may be successively transferred to any successor Trustee, in each case upon presentation to the Issuing Bank of the original of this Letter of Credit accompanied by a certificate in the form of Annex I (a “Transfer Certificate”) and a fee of $3,000 payable by the Company.

3

This Letter of Credit sets forth in full the Issuing Bank’s undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by any document, instrument or agreement (including, without limitation, the Indenture and the Bonds) referred to in this Letter of Credit or in any certificate presented by you under this Letter of Credit.

To the extent not inconsistent with the express provisions hereof, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500 (the “Uniform Customs”), with the exception of Article 41 and the first two sentences of Article 48(g) thereof. Notwithstanding anything to the contrary in Article 17 of the Uniform Customs, if you may properly draw on this Letter of Credit prior to the termination of this Letter of Credit during an interruption of our business as described in Article 17, then we agree to effect payment in accordance with such drawing, so long as the Letter of Credit is drawn against within three (3) days after resumption of our business. As to matters not covered by the Uniform Customs, this Letter of Credit shall be governed by Article 5 of the Uniform Commercial Code adopted by the State of Minnesota, without regard to choice of law principles.

Very truly yours,

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen Pasowicz
Name:	Stephen Pasowicz
Title:	Vice President – Corporate Banking

4

ANNEX A

Dated:

Pay to                                                                                                                                                                              , as Trustee, the amount of                                                                                                                                                                                              dollars ($                    ) drawn on ASSOCIATED BANK, NATIONAL ASSOCIATION, as issuer of its Irrevocable Letter of Credit No. DCN 3886 dated June 29, 2005.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

ANNEX B

Associated Bank, National Association

Irrevocable Letter of Credit

No. DCN 3886

INTEREST CERTIFICATE

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), certifies as follows to Associated Bank, National Association, as issuer of the above-referenced letter of credit (the “Letter of Credit”):

1. All terms defined in the Letter of Credit have the same meanings when used in this Certificate.

2. The Trustee is the Trustee under the Indenture and is entitled to present this Certificate. No Surrender Event has occurred.

3. Pursuant to Section 1201(a) (regarding payment of interest) of the Indenture, the Trustee has concurrently presented its draft drawn on the Issuing Bank in the amount of $                    . The amount of such draft represents              days’ accrued interest on the Bonds due on an Interest Payment Date (as defined in the Indenture) pursuant to Section 302 of the Indenture, which interest is not included in the amount set forth in any certificate in the form of Annex C or Annex D to the Letter of Credit presented on the date hereof. Such amount was computed in accordance with the terms and conditions of the Indenture and does not exceed the Interest Component.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

ANNEX C

Associated Bank, National Association

Irrevocable Letter of Credit

No. DCN 3886

LIQUIDITY CERTIFICATE

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), certifies as follows to Associated Bank, National Association, as issuer of the above referenced letter of credit (the “Letter of Credit”):

1. All terms defined in the Letter of Credit have the same meanings when used in this Certificate.

2. The Trustee is the Trustee under the Indenture and is entitled to present this Certificate. No Surrender Event has occurred.

3. Pursuant to Section 1201(d) of the Indenture, the Trustee has concurrently presented its draft drawn on the Issuing Bank in the amount of $                    . The amount of such draft represents the purchase price of Bonds to be purchased by the Trustee pursuant to Section 303 of the Indenture, corresponding to the principal amount of $                     plus days’ accrued interest in the amount of $                    . Such amounts are equal to the principal amount of, and accrued interest on, such Bonds to be purchased on such date in accordance with the terms and conditions of the Indenture and do not exceed the Principal Component and the Interest Component, respectively.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

ANNEX D

Associated Bank, National Association

Irrevocable Letter of Credit

No. DCN 3886

PARTIAL REDEMPTION CERTIFICATE

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), certifies as follows to Associated Bank, National Association, as issuer of the above-referenced letter of credit (the “Letter of Credit”):

1. All terms defined in the Letter of Credit have the same meanings when used in this Certificate.

2. The Trustee is the Trustee under the Indenture and is entitled to present this Certificate. No Surrender Event has occurred.

3. Pursuant to Section 1201(c) of the Indenture, the Trustee has concurrently presented its draft drawn on the Issuing Bank in the amount of $                    . The amount of such draft represents payment for a partial redemption of the Bonds in the principal amount of $                     plus          days’ accrued interest in the amount of $                     due on                                 , under Section 404(a) of the Indenture. Such amounts are equal to the principal amount of, and accrued interest on, the Bonds due on such date in accordance with the terms and conditions of the Indenture and do not exceed the Principal Component and the Interest Component, respectively.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

ANNEX E

Associated Bank, National Association

Irrevocable Letter of Credit

No. DCN 3886

FINAL DRAWING CERTIFICATE

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), certifies as follows to Associated Bank, National Association, as issuer of the above-referenced letter of credit (the “Letter of Credit”):

1. All terms defined in the Letter of Credit have the same meanings when used in this Certificate.

2. The Trustee is the Trustee under the Indenture and is entitled to present this Certificate. No Surrender Event has occurred.

3. Pursuant to Section [1201(b)] [1201(c)] [1201(d)] [1201(e)] [1205]1 of the Indenture, the Trustee has concurrently presented its draft drawn on the Issuing Bank in the amount of $                    . The amount of such draft represents payment [upon tender of all of the Bonds for purchase on a Mandatory Tender Date (as defined in the Indenture)] [upon redemption of all of the Bonds outstanding] [upon maturity of all the Bonds outstanding] [upon acceleration of all the Bonds outstanding],1 in the principal amount of $                     plus          days’ accrued interest in the amount of $                     due on                     , under Section[304(a)][304(b)][304(c)][304(d)][404(a)][405][406(a)][1002]1 of the Indenture. Such amounts were computed in accordance with the terms and conditions of the Indenture and do not exceed the Principal Component and the Interest Component, respectively.

4. The Letter of Credit will be surrendered to the Issuing Bank upon the Issuing Bank’s payment of the Trustee’s accompanying draft.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

[1]	Alternatives. Delete as inapplicable.

ANNEX F

Associated Bank, National Association

Irrevocable Letter of Credit

No. DCN 3886

REIMBURSEMENT CERTIFICATE

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), certifies as follows to Associated Bank, National Association, as issuer of the above-referenced letter of credit (the “Letter of Credit”):

1 All terms defined in the Letter of Credit are used in this certificate with the same meanings.

2. The Trustee is the Trustee under the Indenture and is entitled to present this certificate. No Surrender Event has occurred.

3. The Trustee has today paid to you by wire transfer of immediately available funds the amount of                                                               ($                    ), relating to reimbursement to you                                                               ($                    ) of unpaid principal and                                                                   ($                    ) of accrued interest on the Bonds in connection with the Liquidity Drawing honored pursuant to the Trustee’s drafts dated                             ,                              in aggregate amount of                                                               ($                    ).

4. The foregoing amounts were computed in accordance with the terms and conditions of the Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

ANNEX G

Associated Bank, National Association

Irrevocable Letter of Credit

No. DCN 3886

REDUCTION CERTIFICATE

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), certifies as follows to Associated Bank, NATIONAL ASSOCIATION, as issuer of the above-referenced letter of credit (the “Letter of Credit”):

1. All terms defined in the Letter of Credit have the same meanings when used in this Certificate.

2. The Trustee is the Trustee under the Indenture and is entitled to present this Certificate. No Surrender Event has occurred.

3. The Trustee notifies you that, on or before the date of this Certificate, Bonds in the principal amount of $                     were redeemed, defeased or otherwise are no longer outstanding pursuant to [Section 404] [Section 405] [Section 406] [ARTICLE IX]1 of the Indenture.

4. The Trustee acknowledges that (a) the Principal Component is reduced by the amount of $                    , which is the aggregate principal amount of the Bonds referred to in the preceding paragraph, (b) the Interest Component is reduced by the amount of $                    , which represents          days’ accrued interest on such Bonds calculated as set forth in the Indenture, and (c) the Letter of Credit Amount is reduced by $                    , which is the sum of the amounts referred to in (a) and (b) above.

5. The foregoing amounts were computed in accordance with the terms and conditions of the Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

[1]	Alternatives. Delete as inapplicable.

ANNEX H

Associated Bank, National Association

Irrevocable Letter of Credit

No. DCN 3886

SURRENDER CERTIFICATE

The undersigned, a duly authorized officer of the undersigned Trustee (the “Trustee”), certifies as follows to Associated Bank, National Association, as issuer of the above-referenced letter of credit (the “Letter of Credit”):

1. All terms defined in the Letter of Credit have the same meanings when used in this Certificate.

2. The Trustee is the Trustee under the Indenture and is entitled to present this Certificate.

3. The Trustee confirms to the Issuing Bank that as of the date of this Certificate [there are no longer any Bonds outstanding] [the Issuing Bank has paid the Final Drawing represented by the Trustee’s Final Drawing Certificate, and draft dated                         ,] [a Substitute Credit Facility (as defined in the Indenture) has been substituted for the Letter of Credit] [the Scheduled Expiration Date has occurred].1

4. With this Certificate, the Trustee delivers the Letter of Credit to the Issuing Bank for surrender and cancellation.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Name:

Title:

[1]	Alternatives. Delete as inapplicable.

ANNEX I

Associated Bank, National Association

Irrevocable Letter of Credit

No. DCN 3886

TRANSFER CERTIFICATE

The undersigned, a duly authorized officer of the undersigned beneficiary of the above-referenced letter of credit (the “Letter of Credit”), irrevocably instructs Associated Bank, National Association, as issuer of the Letter of Credit, as follows:

1. For value received, the undersigned beneficiary irrevocably transfers to:

[name of transferee]

[address]

all rights of the undersigned beneficiary under the Letter of Credit. The transferee has succeeded the undersigned as Trustee under the Indenture.

2. By this transfer, all rights of the undersigned beneficiary in the Letter of Credit are transferred to the transferee, and the transferee shall from the date of this Certificate have sole rights as beneficiary of the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer[ee] complies with the requirements of the Letter of Credit pertaining to transfers.

3. The Letter of Credit is returned with this Certificate, and in accordance with the Letter of Credit the undersigned asks that this transfer be effective and that you transfer the Letter of Credit to the transferee or that, if so requested by the transferee, you issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Letter of Credit.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By.

Name:

Title:

EXHIBIT C-2

FORM OF BONDS LC AMENDMENT

[SEE ATTACHED]

Date: March 21, 2007

AMENDMENT NO. 1

IRREVOCABLE STANDBY LETTER OF CREDIT NO. DCN3886

BENEFICIARY	APPLICANT
Wells Fargo Bank, National Association	Cellu Tissue-CityForest LLC
6th Street & Marquette Avenue	f/k/a CityForest Corporation
MAC N9303-110	1215 Worden Ave., E.
Minneapolis, MN 55479	Ladysmith, WI 54848
Attn: Corporate Trust

Dear Sir or Madam:

We hereby issue an amendment to our Irrevocable Standby Letter of Credit No. DCN3886 dated June 29, 2005 as follows:

• Delete Expiration Date of:	February 15, 2009
• Add Expiration Date of:	February 15, 2011

• Delete Applicant’s Name of:	CityForest Corporation
• Add Applicant’s Name of:	Cellu Tissue-CityForest LLC
f/k/a/CityForest Corporation

This amendment is to form an integral part of this Letter of Credit.

All other terms and conditions of this credit remain the same.

Associated Bank, National Association

/s/ Thomas M. Toerpe
Thomas M. Toerpe
Vice President
920-433-3272

EXHIBIT D

BORROWING BASE CERTIFICATE

Associated Bank, National Association	Computed as of
200 North Adams Street	Date:
Green Bay, WI 54301	Report No.
Attention: Mr. Stephen Pasowicz

The undersigned is the Borrower under that Amended and Restated Reimbursement Agreement, dated March 21, 2007 (as the same may be amended, modified or supplemented from time to time, herein called the “Agreement;” capitalized terms not otherwise defined herein being used as therein defined) between the undersigned and Associated Bank, National Association (the “Bank”).

The Borrower hereby reaffirms all representations and warranties to the Agreement except that the representations and warranties set forth in Section 7.5 to the financial statements of the Borrower shall be deemed a reference to the audited and unaudited financial statements of the Borrower, as the case may be, then most recently delivered to the Bank pursuant to Section 8.14(a) or 8.14(b), as the case may be, and certifies and warrants that the Borrower holds, subject to the security interest of the Bank under the Agreement, and the other Loan Documents, the following Collateral computed as of                     .

I. ACCOUNTS RECEIVABLE:

1. Accounts Receivable Balance (from last BBC No. dated )		$

2. Add: New Sales and other Debits		$

3. Less: Collection of Accounts (Net Cash)		($	)

4. Less: Misc. Credit Memos		($	)

5. Less: Allowed and Other Adjustments to Receivables		($	)

6. Accounts Receivable Balance as of period ending above (sum Lines 1-5)		$

7. Less: Ineligible Accounts	$

a. Over 90-day debit balances	$

b. 25% redline rule	$

c. Foreign	$

d. Contras	$

e. U.S. Government	$

f. Reps/Employees	$

g. Inter-Company	$

h. Affiliates	$

i. Other – miscellaneous	$

j. TOTAL		($	)

8. Total Eligible Accounts Receivable (Line 6 –		$

Line 7
9. Eligible Loan Value @ 85%	$

II. INVENTORY dated :
10. Raw Materials	$

11. Finished Good	$

12. Total Inventory (Sum of Lines 10 and 11)	$

13. Less: Ineligible Inventory	($		)

14. Total Eligible Inventory (Line 12 – Line 13)	$

15. Eligible Loan Value @ 50% of Line 14	$

16. Borrowing Base (Line 9 + Line 15)	$

III. LOAN AVAILABILITY
17. Credit Amount		$3,500,000.00
18. Loan Availability (the lesser of Line 16 and Line 17)	$

19. Loan Balance Outstanding	$

20. Excess (Deficit) Eligible Loan Value of Collateral (Line 18 – Line 19)	$

The Borrower further certifies and warrants that no Event of Default is existing as of the date hereof and, to the best knowledge and belief of the officer of the Borrower executing this Borrowing Base Certificate, there has not been (except as may otherwise indicated below) any change to the information set forth above since the computation date specified above which would materially reduce the amounts shown if such amounts were computed as of the date of this Borrowing Base Certificate.

CELLU TISSUE-CITYFOREST LLC

By:
Name:
Its:

Date:

2

EXHIBIT E

COMPLIANCE CERTIFICATE

Pursuant to Section 8.14(b) of the Amended and Restated Reimbursement Agreement dated as of March 21, 2007 (the Amended and Restated Reimbursement Agreement as it may be amended, modified, supplemented or restated from time to time being the “Reimbursement Agreement”; the terms defined therein being used herein as therein defined) by and between the undersigned and Associated Bank, National Association (the “Bank”), the undersigned certifies to the Bank as follows:

1. The financial statements of the Borrower attached hereto for the period ending                     , 2         (the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis subject only year-end adjustments which in the aggregate are not expected to be materially adverse and the omission of footnotes.

2. The representations and warranties contained in Article VII of the Reimbursement Agreement are true and correct as of the date hereof as though made on that date except that the representations and warranties set forth in Section 7.5 to the financial statements of the Borrower shall be deemed a reference to the audited and unaudited financial statements of the Borrower, as the case may be, then most recently delivered to the Bank pursuant to Section 8.14(a) or 8.14(b), as the case may be.

3. As of                     , 20        , (the “Measurement Date”) no Default or Event of Default has occurred and is continuing [except (describe here any Default or Event of Default and the action which the undersigned proposes to take with respect thereto.)].

4. Section 1.1. For purposes of this Certificate, EBITDA was calculated as follows in accordance with the Reimbursement Agreement:

(i)	Net Income	$

(ii)	Non-operating Gains/Losses	$

(iii)	Non-distributed Income from Subsidiaries	$

(iv)	Adjusted Net Income (Sum of (i) minus (ii) minus (iii))		$

(v)	Interest Expense		$

(vi)	Depreciation and Amortization		$

(vii)	Federal, state and local income taxes and/or Permitted Tax Distributions		$

(viii)	EBITDA (Sum of (iv) plus (v) plus (vi) plus (vii))		$

5. Section 9.18. If the Measurement Date is a Quarterly Measurement Date, the undersigned’s maximum permitted Leverage Ratio at the Measurement Date was not greater than 3.50 to 1.00 and the undersigned’s actual ratio at such Measurement Date was                      to 1.00 and was computed in accordance with the Reimbursement Agreement as follows:

(i)	Revolving Loans	$

(ii)	Unreimbursed Amount	$

(iii)	Bonds Promissory Note	$

(iv)	Inter-company Loans	$

(v)	Capitalized Leases	$

(vi)	Other interest-bearing Indebtedness	$

(vii)	Total Debt (sum of (i) plus (ii) plus (iii) plus (iv) plus (v) plus (vi)		$

(viii)	EBITDA		$

(ix)	Leverage Ratio (ratio of (vii) to (viii))		to 1.00.

6. Section 9.19. If the Measurement Date is a Quarterly Measurement Date, the undersigned’s minimum required Fixed Charge Coverage Ratio for the Measurement Period ending at the Measurement Date was not less than 1.00 to 1.00 and the undersigned’s actual ratio at such Measurement Date was                      to 1.00 and was computed in accordance with the Reimbursement Agreement as follows:

(i)	EBITDA	$

(ii)	Operating Lease rent expense	$

(iii)	Non-cash corporate allocations	$

(iv)	Numerator (sum of (i) plus (ii) plus (iii))		$

(v)	Interest Expense	$

(vi)	Mandatory Principal Payments	$

(vii)	Operating Lease rent expense	$

(viii)	Non-Financed Capital Expenditures But not less than $500,000	$

(ix)	Federal, state and local income taxes and/or Permitted Tax Distributions	$

(x)	Denominator (sum of (v) plus (vi) plus (vii) plus (viii) plus (ix))		$

(xi)	Fixed Charge Coverage Ratio (ratio of (iv) to (x))		to 1.00.

2

7. Section 9.20. The undersigned’s maximum permitted Capital Expenditures for its current fiscal year is $3,500,000.00 and, as of the Measurement Date, the undersigned has made the following Capital Expenditures during the undersigned’s current fiscal year:

(i)	Purchase Money Indebtedness	$

(ii)	Capitalized Leases	$

(iii)	Non-Financed Capital Expenditures	$

(iv)	Sum of (i) plus (ii) plus (iii)		$

8. Applicable Margin and Applicable Letter of Credit Fee Percentage. If the Measurement Date is a Quarterly Measurement Date occurring on or after March 21, 2007 the Applicable Margin for the period from the first day of the third month following the Measurement Date to the last day of the second month following the immediately succeeding Quarterly Measurement Date is [Check One]:

A.	If the Senior Debt Leverage Ratio is equal to or greater than 3.00 to 1.0, then the Applicable Margin is 2.25% per annum and, if the Measurement Date coincides with the end of the Borrower’s fiscal year, the Applicable Letter of Credit Fee Percentage is 1.75% per annum.

B.	If the Leverage Ratio is equal to or greater than 2.00 to 1.0 but less than 3.00 to 1.0, then the Applicable Margin is 2.00% per annum and, if the Measurement Date coincides with the end of the Borrower’s fiscal year, the Applicable Letter of Credit Fee Percentage is 1.50% per annum.

C.	If the Leverage Ratio is less than to 2.00 to 1.0, then the Applicable Margin is 1.75% per annum and, if the Measurement Date coincides with the end of the Borrower’s fiscal year, the Applicable Letter of Credit Fee Percentage is 1.25% per annum.

Dated , 20 .	CELLU TISSUE-CITYFOREST LLC

By:
Name:
Its:

3

SCHEDULE 6.1(r)

Cellu Tissue Merger Documents

A. Merger Agreement among Cellu Tissue Holdings, Inc., Cellu City Acquisition Corporation, CityForest Corporation, and Wayne Gullstad, dated February 26, 2007.

B. Articles of Merger Merging Cellu City Acquisition Corporation, a Minnesota Corporation, With And Into CityForest Corporation, a Minnesota Corporation, dated March 21, 2007.

C. Articles of Conversion To A Limited Liability Company of CityForest Corporation to Cellu Tissue-CityForest LLC., dated March 21, 2007.

D. Paying Agent Agreement among Cellu Tissue Holdings, Inc., Cellu City Acquisition Corporation, Wayne Gullstad, and Wells Fargo Bank, N.A., dated March 21, 2007.

E. Escrow Agreement among Cellu Tissue Holdings, Inc., Cellu City Acquisition Corporation, Wayne Gullstad, and Wells Fargo Bank, N.A., dated March 21, 2007.

F. Shareholder Support Agreement dated as of February 26, 2007, entered into by John L. Morrison for the benefit of Cellu Tissue Holdings, Inc.

G. Shareholder Support Agreement dated as of February 26, 2007, entered into by Wayne Gullstad and Carol Gullstad for the benefit of Cellu Tissue Holdings, Inc.

SCHEDULE 7.3

Governmental Approvals and Permits

1.	Air Pollution Control Operation Permit No. 855009540-P10 issued to CityForest Corporation on December 2, 2005 (expires December 2, 2010) and all permits referenced therein.

2.	WPDES Permit No. WI-003204-07-1 for wastewater discharge issued to CityForest Corporation on August 1, 2005 and modified November 23, 2005 (expires June 30, 2010).

3.	DNR WPDES Tier 2 General Permit No. WI - S067857-2 for stormwater discharge associated with industrial activity issued October 26, 2005.

4.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 586180, from Wisconsin Department of Commerce (expires July 15, 2008).

5.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 582071, from Wisconsin Department of Commerce (expires July 15, 2008).

6.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 492514, from Wisconsin Department of Commerce (expires July 15, 2008).

7.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 492511, from Wisconsin Department of Commerce (expires July 15, 2008).

8.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 492487, from Wisconsin Department of Commerce (expires July 15, 2008).

9.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 492478, from Wisconsin Department of Commerce (expires July 15, 2008).

10.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 492481, from Wisconsin Department of Commerce (expires July 15, 2008).

11.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 492520, from Wisconsin Department of Commerce (expires July 15, 2008).

12.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 591468, from Wisconsin Department of Commerce (expires December 26, 2008).

13.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 929225, from Wisconsin Department of Commerce (expires July 13, 2008).

14.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 496618, from Wisconsin Department of Commerce (expires December 26, 2008).

15.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 496617, from Wisconsin Department of Commerce (expires December 26, 2008).

16.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 496603, from Wisconsin Department of Commerce (expires December 26, 2008).

17.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 819387, from Wisconsin Department of Commerce (expires October 17, 2007).

18.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 591222, from Wisconsin Department of Commerce (expires October 4, 2007).

19.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 593791, from Wisconsin Department of Commerce (expires July 15, 2008).

20.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 614922, from Wisconsin Department of Commerce (expires October 10, 2007).

21.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 615073, from Wisconsin Department of Commerce (expires August 24, 2007).

22.	Permit to Operate Unfired Pressure Vessel, Regulated Object ID No. 581564, from Wisconsin Department of Commerce (expires July 13, 2008).

23.	Permit to Operate Elevator, Regulated Object ID No. 500048, from Wisconsin Department of Commerce (expires June 29, 2007).

24.	Laboratory Certificate, ID No. 855009540 from Wisconsin Department of Natural Resources issued on August 1, 2006 (expires August 31, 2007).

25.	Registered Cross Connection Device Number 00468237 with Wisconsin Department of Commerce.

26.	Registered Cross Connection Device Number 00521998 with Wisconsin Department of Commerce.

27.	Registered Cross Connection Device Number 00470104 with Wisconsin Department of Commerce.

28.	Registered Cross Connection Device Number 00525998 with Wisconsin Department of Commerce.

29.	Registered Cross Connection Device Number 00525997 with Wisconsin Department of Commerce.

30.	Landspreading Management Plan for Combination Primary and Secondary Fiberclay prepared by Benzel Soil Services, dated May 2001 and approved by the Wisconsin Department of Natural Resources of May 31, 2001.

31.	Generally Licensed Devices Registration for two gauges (Serial Nos. HY743 and KM724) from the Wisconsin Department of Health, Radiation Protection Section.

32.	Wisconsin Department of Natural Resources Solid Waste Facility Operation License No. 3079, dated October 1, 2006.

SCHEDULE 7.7

Proceedings

NONE

SCHEDULE 7.13

Permitted Liens

A. Liens in favor of JPMorgan Chase Bank, N.A., and JPMorgan Chase Bank, N.A., Toronto Branch, under the Cellu Tissue Credit Facility Loan Documents.

B. Liens in favor of The Bank of New York under the Cellu Tissue Senior Secured Notes Loan Documents.

SCHEDULE 7.21

Broker’s Fees

A. Fees payable to Greene Holcomb & Fisher LLC pursuant to a letter agreement by and between CityForest Corporation and Greene Holcomb & Fisher LLC, dated as of June 28, 2006 and accepted by CityForest Corporation on July 3, 2006.

SCHEDULE 7.22

Leases

NONE

SCHEDULE 7.25

Transactions with Affiliates

A. Non-Competition and Continuing Employment Agreement between CityForest Corporation and Maurice L. Keesler dated April 30, 2005 and amended effective November 7, 2006.

B. Non-Competition and Continuing Employment Agreement between CityForest Corporation and Lee T. Luft dated April 29, 2005 and amended effective November 7, 2006.

SCHEDULE 7.26

Existing Equity Holders

A. Cellu Tissue Holdings Inc., owner of 100% of the Borrower’s LLC membership interests.

SCHEDULE 7.29

Intellectual Property

A. Word mark of CityForest Corporation registered with the United States Patent and Trademark Office under registration number 2321203.

B. Logo of CityForest Corporation registered with the United States Patent and Trademark Office under registration number 2326010.

SCHEDULE 7.35

Contracts; Labor Matters

NONE

SCHEDULE 8.8

Insurance

See attached certificate

Client: 224915	CITYCOR

ACORD™ CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YYYY) 03/22/07

PRODUCER Wachovia Insurance Serv-EP, MN 775 Prairie Center Dr, Ste 450 Eden Prairie, MN 55344 888 526-7601

THIS CERTIFICATES IS ISSUED AS A MATTER OF INFORMATION

ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE

HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR

ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

				INSURERS AFFORDING COVERAGE					NAIC #
INSURED CityForest Corporation 1215 East Worden Avenue Ladysmith, WI 54848				INSURER A: Hartford Casualty Insurance Company					29424
				INSURER B: Liberty Mutual Fire Insurance Compan					23035
				INSURER C:
				INSURER D:
				INSURER E:
COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD’L INSRD	TYPE OF INSURANCE		POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS
A		GENERAL LIABILITY		41UENIQ7709	10/01/06	10/01/07	EACH OCCURRENCE		$1,000,000
		X	COMMERCIAL GENERAL LIABILITY				DAMAGE TO RENTED PREMISES (Ea occurrence)		$300,000
			CLAIMS MADE ☒ OCCUR				MED EXP (Any one person)		$10,000
							PERSONAL & ADV INJURY		$1,000,000
							GENERAL AGGREGATE		$2,000,000
		GEN’L AGGREGATE LIMIT APPLIES PER:					PRODUCTS – COMP/OP AGG		$2,000,000
			POLICY ☐ PROJECT ☐ LOC
A		AUTOMOBILE LIABILITY		41UENIQ7709	10/01/06	10/01/07	COMBINED SINGLE LIMIT (Ea accident)		$1,000,000
		X	ANY AUTO
			ALL OWNED AUTOS				BODILY INJURY (Per accident)		$
			SCHEDULED AUTOS
		X	HIRED AUTOS				BODILY INJURY (Per accident)		$
		X	NON-OWNED AUTOS				PROPERTY DAMAGE (Per accident)		$

		GARAGE LIABILITY					AUTO ONLY -EA ACCIDENT		$
			ANY AUTO				OTHER THAN AUTO ONLY:	EA ACC	$
								AGG	$
		EXCESS/UMBRELLA LIABILITY					EACH OCCURRENCE		$
			OCCUR ☐ CLAIMS MADE				AGGREGATE		$
									$
			DEDUCTIBLE						$
			RETENTION $						$
	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below						WC STATUTORY LIMITS	OTHER
							E.L. EACH ACCIDENT		$
							E.L. DISEASE - EA EMPLOYEE		$
							E.L. DISEASE - POLICY LIMIT		$
B	OTHER Property			YU2L9L507628016	10/01/06	10/01/07	*See below for limits and deductibles
DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES / EXCLUSION ADDED BY ENDORSEMENT / SPECIAL PROVISIONS
PROPERTY LIMITS:
$ 39,5000,000 Blanket Real Property
$ 35,460,000 Blanket Personal Property
$19,640,000 Blanket Loss of Income
(See Attached Description)

CERTIFICATE HOLDER	CANCELATION Ten Day Notice for Non-Payment of Premium
Associated Bank, N.A. 200 North Adam Street 2nd Floor Green Bay, WI 54301	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREFORE, THE ISSUING INSURER WILL MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT.
AUTHORIZED REPRESENTATIVE

ACORD 25 (2001/08) 1 of 3 #1174533	GBL01 ® ACORD CORPORATIONI 1988

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

ACORD 25-S (2001/08) 2 of 3 #1174533

DESCRIPTIONS (Continued from Page 1)

$96,260,000 Equipment Breakdown

$50,000 Deductible - Property Damage & Equipment Breakdown

10xADV Deductible - Equipment Breakdown - Loss of Income for Yankee Dryer Rolls

5xADV Deductible - Equipment Breakdown - Loss of Income for All Other

Associated Bank, N.A is additional insured on the liability policies and mortgagee for real property and lender loss payee for personal property with respect to all locations of the insured.

Waiver of subrogation is also added in favor of Associated Bank, N.A.

AMS 25.3 (2001/08) 3 of 3 #1174533

SCHEDULE 8.18

Amortization Schedule – Bonds

#	Semiannual Dates	Payments	Balance
			18,450,000
1	9/1/2007	380,000	18,070,000
2	3/1/2005	380,000	17,690,000
3	9/1/2008	380,000	17,310,000
4	3/1/2009	380,000	16,930,000
5	9/1/2009	380,000	16,550,000
6	3/1/2010	380,000	16,170,000
7	9/1/2010	380,000	15,790,000
8	3/1/2011	380,000	15,410,000
9	9/1/2011	380,000	15,030,000
10	3/1/2012	380,000	14,650,000
11	9/1/2012	380,000	14,270,000
12	3/1/2013	380,000	13,890,000
13	9/1/2013	380,000	13,510,000
14	3/1/2014	380,000	13,130,000
15	9/1/2014	380,000	12,750,000
16	3/1/2015	380,000	12,370,000
17	9/1/2015	380,000	11,990,000
18	3/1/2016	380,000	11,610,000
19	9/1/2016	380,000	11,230,000
20	3/1/2017	380,000	10,850,000
21	9/1/2017	380,000	10,470,000
22	3/1/2018	380,000	10,090,000
23	9/1/2018	380,000	9,710,000
24	3/1/2019	380,000	9,330,000
25	9/1/2019	380,000	8,950,000
26	3/1/2020	380,000	8,570,000
27	9/1/2020	380,000	8,190,000
28	3/1/2021	380,000	7,810,000
29	9/1/2021	380,000	7,430,000
30	3/1/2022	380,000	7,050,000
31	9/1/2022	380,000	6,670,000
32	3/1/2023	380,000	6,290,000
33	9/1/2023	380,000	5,910,000
34	3/1/2024	380,000	5,530,000
35	9/1/2024	380,000	5,150,000
36	3/1/2025	380,000	4,770,000
37	9/1/2025	380,000	4,390,000
38	3/1/2026	380,000	4,010,000
39	9/1/2026	380,000	3,630,000
40	3/1/2027	380,000	3,250,000
41	9/1/2027	380,000	2,870,000
42	3/1/2028	2,870,000	—

SCHEDULE 9.2

Indebtedness; Guaranty Obligations

A. Indebtedness relating to and arising under the Loan Agreement dated as of March 1, 1998, by and between Borrower and City of Ladysmith, Wisconsin, and relating to City of Ladysmith, Wisconsin Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998 (CityForest Corporation Project) in the original principal amount of $27,000,000. The outstanding principal amount is $18,450,000.

SCHEDULE 9.13

Restrictive Agreements

A. Restrictions and conditions under the Cellu Tissue Senior Secured Notes Loan Documents.

B. Restrictions and conditions under the Cellu Tissue Credit Facility Loan Documents.

V 0465 P 425

297748

Document No.:

Return Address:

Rusk County Abstract Co.

110 East 3rd Street North

PO Box 427

Ladysmith, WI 54848

Parcel Identification Numbers are:

246-244-00; 246-3502-00; 246-3503-00;

246-3508-00; 2463538-00; 246-1856-00

MORTGAGE. SECURITY AGREEMENT,

FINANCING STATEMENT AND

ASSIGNMENT OF RENTS AND LEASES

V 0465 P 426

MORTGAGE. SECURITY AGREEMENT,

FINANCING STATEMENT AND

ASSIGNMENT OF RENTS AND LEASES

THIS MORTGAGE, SECURITY AGREEMENT, FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES (“Mortgage”) entered into as of June 29, 2005, by CITYFOREST CORPORATION, a Minnesota corporation (hereinafter called “Mortgagor”), having its principal place of business at 1215 East Worden Avenue, Ladysmith, Wisconsin 54848, to ASSOCIATED BANK, NATIONAL ASSOCIATION, as collateral agent for the benefit of itself and the ratable benefit the “Secured Parties” (as defined in the Reimbursement Agreement described below), with an office located at 200 North Adams Street, Green Bay, Wisconsin, 54301 (in such capacity hereinafter called “Mortgagee”);

WITNESSETH:

WHEREAS, Mortgagor has executed and delivered to Associated Bank, National Association (the “Bank”) that certain Reimbursement Agreement, among Mortgagor and the Bank, dated as of even date herewith (the Reimbursement Agreement and any and all renewals, extensions for any period, increases or rearrangements thereof is referred to as the “Reimbursement Agreement”), providing for the Bank to issue on behalf of the Mortgagor as account party an irrevocable, direct-pay letter of credit (the “Letter of Credit”) in the maximum amount of Twenty Million Nine Hundred Forty-eight Thousand Nine Hundred Seventy-three and No/100 Dollars ($20,948,973.00) (the “Maximum Letter of Credit Amount”) and for the Bank to make available to the Mortgagor other financial accommodations, which, combined with the Maximum Letter of Credit Amount, will not exceed Twenty-six Million and No/100 Dollars ($26,000,000.00) (capitalized terms used but not otherwise referred to in this Mortgage shall have the respective meanings assigned to such terms in the Reimbursement Agreement);

WHEREAS, Mortgagor has executed and delivered to the State of Wisconsin Investment Board (the “Senior Subordinated Lender”) that certain Amended and Restated Senior Subordinated Loan Agreement dated as of June 11, 2004 between the Mortgagor and the Senior Subordinated Lender (along with any and all renewals, extensions for any period, increases or rearrangements thereof, the “Senior Subordinated Loan Agreement”), pursuant to which the Senior Subordinated Lender has provided financing to the Mortgagor in the amount of Six Million Eight Hundred Eleven Thousand Six Hundred Sixty-seven and No/100ths Dollars ($6,811,667.00);

WHEREAS, as a condition precedent to the effectiveness of the Reimbursement Agreement, the Bank has required, among other things, that:

(1) the Mortgagor grant a mortgage lien on and security interest in the Mortgaged Property described herein pursuant to the terms hereof to secure the payment of the Senior Obligations;

V 0465 P 427

(2) the Senior Subordinated Lender authorizes the Original Collateral Agent to release, among other things, its mortgage lien on and security interest in the “Mortgaged Property” described in the Original Mortgage;

(3) the Mortgagor, the Senior Subordinated Lender, the Bank, and the Bank, in its separate capacity as Collateral Agent for the Secured Parties enter into the Collateral Agency Agreement pursuant to which, among other things, the Secured Parties appoint the Collateral Agent to act as collateral agent as set forth therein and agree to the relevant priority of their respective interests in Mortgagor’s property subject to the Liens created by the “Security Documents” described in the Reimbursement Agreement; and

(4) the Mortgagor and the Senior Subordinated Lender enter into the First Senior Subordinated Loan Agreement Amendment amending the Original Senior Subordinated Loan Agreement; and

WHEREAS, as a condition precedent to doing so, the Senior Subordinated Lender has also required that the Mortgagor execute and deliver this Mortgage to secure the payment of the “Obligations” described in the Senior Subordinated Loan Agreement (such Obligations being the “Senior Subordinated Obligations” and together with the Senior Obligations and all of the now existing or hereafter obligations and liabilities of the Mortgagor to the Collateral Agent under any Security Document being sometimes referred to herein collectively as the “Liabilities”); and

WHEREAS, the principal amount of the Liabilities secured hereby shall not exceed an aggregate principal amount, at any one time outstanding of Thirty-two Million Eight Hundred Eleven Thousand Six Hundred Sixty-seven and No/100ths Dollars ($32,811,667.00), provided, that the foregoing limitation shall apply only to the lien upon the real property created by this Mortgage, and it shall not in any manner limit, affect or impair any grant of a security interest or other right in favor of the Mortgagee or the Secured Parties under the provisions of the Debt Agreements or under any other security agreement at any time executed by Mortgagor.

NOW, THEREFORE, in consideration of the premises contained herein and to secure payment of the Liabilities and in consideration of One Dollar ($1.00) in hand paid, the receipt and sufficiency whereof are hereby acknowledged, Mortgagor does hereby grant, remise, release, alien, convey, mortgage and warrant to Mortgagee, its successors and assigns, the following described real estate (the “Land”) in Rusk County, Wisconsin, and does further grant a security interest to Mortgagee in all Personal Property (as defined below) as well as all Mortgaged Property (as defined below) as may be secured under the Uniform Commercial Code (the “Code”) in effect in the State of Wisconsin (the “State”):

See Exhibit A attached hereto and by this reference made a part hereof for the legal description of the Land which Land, together with all right, title and interest, if any, which Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures now or hereafter located thereon of every nature whatsoever, is herein called the “Premises”.

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TOGETHER WITH all right, title and interest, if any, including any after acquired right, title and interest, and including any right of use or occupancy, which Mortgagor may now have or hereafter acquire in and to (a) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining said Land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, and (b) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any rights and interests described in subparagraphs (a) and (b) above (hereinafter the “Property Rights”).

TOGETHER WITH all right, title and interest, if any, including any after acquire right, title and interest, and including any right of use or occupancy, which Mortgagor may now or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in, on or attached to, and used or intended to be used in connection with, or with the operation of, the Premises, including, but not limited to (a) all apparatus, machinery and equipment of Mortgagor; and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (the items described in the foregoing (a) and (b) being the “Fixtures”); as well as all personal property and equipment of every nature whatsoever now or hereafter located in or on the Premises, including but not limited to (c) accounts, contract rights, general intangibles, tax refunds, chattel paper, instruments, notes, letters of credit, documents, documents of title; (d) inventory; (e) equipment; (f) all of Mortgagor’s deposit accounts (general or special, including, without limitation, the Accounts, provided, however, that the security interest granted herein as to the Senior Debt Service Reserve Fund shall only be for the benefit of the Senior Secured Parties with, and credits and other claims against, Mortgagee, any Secured Party, or any other financial institution with which Mortgagor maintains deposits; (g) all of the Mortgagor’s now owned or hereafter acquired monies, and any and all other property and interests in property of Mortgagor now or hereafter coming into the actual possession, custody or control of Mortgagee, any Secured Party or any agent or affiliate of Mortgagee or any Secured Party in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (h) all insurance proceeds of or relating to any of the foregoing; (i) all of Mortgagor’s books and records relating to any of the foregoing; and (j) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing clauses (c) through (i) (the items described in the foregoing clauses (c) through (j) and any other personal property referred to in this paragraph being the “Personal Property”). It is mutually agreed, intended and declared that the Premises and all of the Property Rights and Fixtures owned by Mortgagor (referred to collectively herein as the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage except that the Required Secured Parties may elect to treat any Fixtures as personal property not comprising part and parcel of the Land as permitted by the Code. It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Code, this instrument shall constitute a security agreement, fixture filing and financing statement, and Mortgagor hereby authorized the

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Mortgagee to file or refile any financing statement, continuation statement, or other instruments Mortgagee may reasonably require from time to perfect or renew such security interest under the Code. Mortgagor’s organization number is 7F-294. To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land except to the extent that the Required Secured Parties elect to treat any Fixtures as personal property not comprising part and parcel of the Land as permitted by the Code.; and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Section 9-102 and 9-502 of the Code. Subject to the terms and conditions of the Debt Agreements, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the Mortgagee’s sole election.

TOGETHER WITH all the estate, right, title and interest of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Real Property or any part thereof; and (except as otherwise provided herein or in the Collateral Agency Agreement) the Mortgagee is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor, and to apply the same as provided in the Collateral Agency Agreement; and (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; and (iii) all proceeds, products, replacements, additions, substitutions, renewal and accessions of and to the Real Property. (The rights and interests described in this paragraph shall hereinafter be called the “Intangibles.”)

As additional security for the Liabilities secured hereby, Mortgagor (i) does hereby pledge and assign to Mortgagee from and after the date hereof (including any period of redemption), primarily and on a parity with the Real Property, and not secondarily, all the rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Real Property) (the “Rents”) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property, and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, does hereby transfer and assign to Mortgagee all such leases and agreements (including all Mortgagor’s rights under any contracts for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral leases relating to the Real Property) (the “Leases”). Mortgagee hereby grants to Mortgagor the right to collect and use the Rents as they become due and payable under the Leases, but not more than one (1) month in advance thereof, unless an Event of Default (as hereinafter defined) shall have occurred provided that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by Mortgagor, and any such subsequent assignment shall be subject to the rights of the

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Mortgagee and the Secured Parties under this Mortgage. Mortgagor further agrees to execute and deliver such assignments of leases or assignments of land sale contracts as Mortgagee may from time to time request. In the event of an Event of Default (1) the Mortgagor agrees, upon demand, to deliver to the Mortgagee all of the Leases with such additional assignments thereof as the Mortgagee may request and agrees that the Mortgagee may assume the management of the Real Property and collect the Rents, applying the same upon the Liabilities in the manner provided in the Collateral Agency Agreement, and (2) the Mortgagor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property to pay the Rents due under the Leases to the Mortgagee upon request of the Mortgagee. Mortgagor hereby appoints Mortgagee as its true and lawful attorney in fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Real Property, giving and granting unto said Mortgagee and unto its agent or attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; provided, however, that (i) this power of attorney and assignment of rents shall not be construed as an obligation upon said Mortgagee or any Secured Party to make or cause to be made any repairs that may be needful or necessary and (ii) Mortgagee agrees that until such Event of Default as aforesaid, Mortgagee shall permit Mortgagor to perform the aforementioned management responsibilities. Upon Mortgagee’s receipt of the Rents, at Mortgagee’s option, it may pay: (1) reasonable charges for collection thereof, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of rents, (2) general and special taxes, insurance premiums, and (3) the balance of the Rents pursuant to the provisions of the Collateral Agency Agreement. This power of attorney and assignment of rents shall be irrevocable until this Mortgage shall have been satisfied and released of record and the releasing of this Mortgage shall act as a revocation of this power of attorney and assignment of rents. Mortgagee shall have and hereby expressly reserves the right and privilege (but assumes no obligation) upon the occurrence and continuation of an Event of Default to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with the provisions of the Collateral Agency Agreement. It is also agreed that, in addition to the rights which Mortgagee may have under this Mortgage, whenever an Event of Default is outstanding, Mortgagee may perfect and activate its right to demand, collect, receive and apply the Rents as set forth above by exercising one or more of the following: (i) delivering a written notice to Mortgagor invoking Mortgagee’s right to receive and apply the Rents pursuant to this Mortgage; (ii) taking actual possession of the Real Property; (iii) delivering a written notice, to the tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the Real Property, demanding that all Rents be paid directly to Mortgagee; (iv) moving or applying for the appointment of a receiver; (v) filing or commencing an action to foreclose this Mortgage; or (vi) exercising any other right or remedy set forth in this Mortgage or the Debt Agreements.

All of the property described above, and each item of property therein described, not limited to but including the Land, the Premises, the Property Rights, the Fixtures, the Personal Property, the Real Property, the Intangibles, the Rents and the Leases, is herein referred to as the “Mortgaged Property.”

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Nothing herein contained shall be construed as constituting the Mortgagee or any Secured Party a mortgagee-in-possession in the absence of the taking of actual possession of the Mortgaged Property by the Mortgagee or such Secured Party. Nothing contained in this Mortgage shall be construed as imposing on Mortgagee or any Secured Party any of the obligations of the lessor under any lease of the Mortgaged Property in the absence of an explicit assumption thereof by Mortgagee or any such Secured Party. In the exercise of the powers herein granted the Mortgagee no liability shall be asserted or enforced against the Mortgagee or any Secured Party, all such liability being expressly waived and released by Mortgagor, except for losses, damages or other liabilities caused by the wilful misconduct or gross negligence of the Mortgagee or Secured Party.

TO HAVE AND TO HOLD the Mortgaged Property, properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto Mortgagee, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth. Mortgagor hereby releases and waives all rights under and by virtue of the Homestead Exemption Laws, if any, of the State and Mortgagor hereby covenants, represents and warrants that, at the time of the ensealing and delivery of these presents, Mortgagor is well seised of the Mortgaged Property in fee simple and with lawful authority to sell, assign, convey and mortgage the Mortgaged Property, and that the title to the Mortgaged Property is free and clear of all encumbrances, except for liens and encumbrances as described on Exhibit B attached hereto and made a part hereof, and that, except for the liens and encumbrances set forth on Exhibit B and as defined in the Reimbursement Agreement as “Permitted Liens” (collectively, the “Permitted Liens”), Mortgagor will forever defend the same against all lawful claims.

The following provisions shall also constitute an integral part of this Mortgage:

1. Mortgagor agrees to pay, when due or declared due, all of the Liabilities secured hereby.

2. Mortgagor hereby covenants and represents that:

(a) Mortgagor is duly authorized to make and enter into this Mortgage and to carry out the transactions contemplated herein.

(b) This Mortgage has been duly executed and delivered pursuant to authority legally adequate therefore, Mortgagor has been and is authorized and empowered by all necessary persons having the power of direction over it to execute and deliver said instrument; said instrument is a legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms, subject, however, to bankruptcy and other law, decisional or statutory, of general application affecting the enforcement of creditors’ rights, and to the fact that the availability of the remedy of specific performance or of injunctive relief in equity is subject to the discretion of the court before which any proceeding therefor may be brought.

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(c) Mortgagor is not now in default under any instruments or obligations relating to the Mortgaged Property and no party has asserted any claim of default against Mortgagor relating to the Mortgaged Property.

(d) The execution and performance of this Mortgage and the consummation of the transactions hereby contemplated will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan, or credit agreement, trust indenture, or other instrument to which Mortgagor is a party or by which it may be bound or affected; nor do any such instruments impose or contemplate any obligations which are or may be inconsistent with any other obligations imposed on Mortgagor under any other instrument(s) heretofore or hereafter delivered by Mortgagor.

(e) There are no actions, investigations, suits or proceedings (including, without limitation, any condemnation or bankruptcy proceedings) pending or threatened against or affecting Mortgagor or the Mortgaged Property, or which may adversely affect the validity or enforceability of this Mortgage, at law or in equity, or before or by any governmental authority; Mortgagor is not in default with respect to any writ, injunction, decree or demand of any court or any governmental authority affecting the Mortgaged Property.

(f) The Real Property presently complies with, and will continue to comply with, all applicable restrictive covenants and applicable zoning and subdivision ordinances and building codes.

(g) The representations and warranties set forth in Section 2 of the Environmental Indemnity are incorporated herein by reference.

3. Mortgagor agrees (a) not to abandon the Premises; (b) to keep the Real Property in good, safe and insurable condition and repair and not to commit or suffer waste; (c) to make when necessary and appropriate any and all repairs to the Premises, whether structural or nonstructural, exterior or interior, foreseen or unforeseen, ordinary or extraordinary, and to cause all such repairs to be (in the opinion of Mortgagee) of reasonable quality; (d) to refrain from taking any action that would impair or diminish the value of this Mortgage, including any action that would increase the risk of fire or any other hazard for the Premises other than such actions which are in the ordinary course of its business and in accordance with sound tissue mill industry practices and safety standards; and (e), neither to make nor to permit structural or other substantial alterations in the buildings or any substantial construction on the Land without the written consent of Mortgagee. Mortgagor may remove any Personal Property or Fixtures used in connection with the Premises which is worn out or obsolete, as permitted by Section 9.6 of the Reimbursement Agreement or, after payment of the Senior Obligations and termination of the Reimbursement Agreement, so long as, either prior to or simultaneously with such removal, Mortgagor shall replace such property with other property with the same or greater utility and value as the replaced property had when first acquired; provided, that any renewals or replacements shall be made in a sound and workmanlike manner consistent with good engineering practice and safety standards and substantially in accordance with sound tissue mill industry practices and all applicable Governmental Rules) regardless of whether the Mortgagor

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has the right to remove any Persona Property or Fixtures under the Reimbursement Agreement or any other Debt Agreement or obtains the consent of the Mortgagee and/or the Secured Parties, and such replacement property shall be free and clear of any liens or security interests other than those of Mortgagee and Permitted Liens.

4. Mortgagor agrees to pay, not later than the due date and before any penalty or interest attaches, all general taxes and all special taxes, special assessments, water, drainage and sewer charges and all other charges, of any kind whatsoever, ordinary or extraordinary, which may be levied, assessed or imposed on or against the Mortgaged Property and, at the request of Mortgagee, to exhibit to Mortgagee, official receipts evidencing such payments; provided, however, that in the case of any special assessment (or other imposition in the nature of a special assessment) payable in installments, each installment thereof shall be paid prior to the date on which each such installment becomes due and payable and further provided that the Mortgagor may delay payment of such general taxes, special taxes, other changes or special assessments to the extent that the same are being timely contested in good faith and by proper proceedings and in respect of which the Mortgagor has set aside adequate cash (or cash equivalent) reserves for the payment thereof. Mortgagor agrees to exhibit to Mortgagee, at least annually and at any time upon request, official receipts showing payment of all taxes, assessments and charges which Mortgagor is required or elects to pay hereunder.

5. Mortgagor agrees that, if the United States or the State or any of their subdivisions having jurisdiction shall levy, assess, or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of Mortgagee or the Secured Parties in the Mortgaged Property (other than income or franchise taxes imposed on the income or revenue of such parties) or upon Mortgagee or the Secured Parties by reason of or as holder of any of the foregoing, or in the event that any law is enacted changing in any way the laws now in force with respect to the taxation of mortgages or debts secured thereby for any purpose, then, Mortgagor shall pay (or reimburse Mortgagee for) such taxes, assessments or impositions and, unless all such taxes, assessments and impositions are paid or reimbursed by Mortgagor when and as they become due and payable, all sums hereby secured shall become immediately due and payable, at the option of Mortgagee, notwithstanding anything contained herein or in any law heretofore or hereafter enacted. In the event that any court of last resort enters a decision that the undertaking by the Mortgagor provided for in this Section 5 to pay taxes, assessments, and charges in connection with the Mortgaged Property is legally inoperative or cannot be enforced and the Mortgagee fails to pay such taxes, assessments and charges in accordance with this Section 5, or in the event that any law is enacted changing in anyway the laws now in force with respect to the taxation of mortgages or debts secured thereby for any purposes, or the manner of collection of any such taxes, so as to affect adversely the Mortgagee or the Secured Parties, Mortgagee shall have the right to exercise any remedies it, would have in the event of an Event of Default under this Mortgage with respect to the Mortgaged Property, and shall be entitled to apply any amounts realized from the exercise of such remedies to the Liabilities, regardless of whether such Liabilities are then due and payable, in such manner as Mortgagee, in its sole discretion, shall determine.

6. Mortgagor agrees that it will comply to the extent applicable with all restrictions affecting the Mortgaged Property and with all laws, ordinances, acts, rules, regulations and

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orders of any legislative, executive, administrative or judicial body, commission or officer (whether federal, state or local) exercising any power of regulation or supervision over Mortgagor, or any part of the Mortgaged Property, whether the same be directed to the repair thereof, manner of use thereof, structural alteration of buildings located thereon, or otherwise.

7. Mortgagor agrees that, if the United States Government or any department, agency or bureau thereof or the State or any of its subdivisions shall at any time require documentary stamps to be affixed to the Mortgage, Mortgagor will, upon request, pay for such stamps in the required amount and deliver them to Mortgagee, and Mortgagor agrees to indemnify Mortgagee and the Secured Parties against liability on account of such documentary stamps, whether such liability arises before or after payment of the Liabilities and regardless of whether this Mortgage shall have been released.

8. In the event Mortgagor fails to pay any real estate tax (subject to contest rights as described in Section 4) or required insurance premium related to the Real Property when due, Mortgagee, at its option may require and Mortgagor agrees to thereafter make monthly deposits in an interest-bearing account, which account shall be pledged to Mortgagee, at a bank or similar financial institution acceptable to Mortgagee, of an amount equal to the sum of 1/12th of the annual general real estate taxes levied on the Real Property and 1/12th of the annual premium required to maintain insurance in force on the Real Property in accordance with the provisions of this Mortgage, the amount of such taxes and premiums, if unknown, to be estimated on the basis of the previous year’s taxes or premiums, if any, or by such person or corporation as is acceptable to Mortgagee. Mortgagor shall provide Mortgagee with the original real estate tax bill or insurance invoice not later than ten (10) days before the payment is due and shall concurrently deposit at a bank or similar financial institution acceptable to Mortgagee an amount equal to the difference between the amount available in the aforesaid escrow account for such payment (giving effect to other taxes or expenses which are also to be paid from said account) as shown on Mortgagee’s records and the amount required to be paid. Provided that no Event of Default has occurred, funds in such account (including the supplemental deposits required by the preceding sentence) shall be used by Mortgagee to pay such taxes and premiums on their respective due dates. From and after the occurrence of an Event of Default under this Mortgage, Mortgagor will pay such funds to Mortgagee for application on the Liabilities. Mortgagee, in its sole discretion, may waive from time to time the requirement that such deposits be made, and if Mortgagee shall at any time waive such requirement, Mortgagor shall furnish Mortgagee with evidence (satisfactory to Mortgagee) of payment of taxes and insurance premiums not later than five (5) days before the payment is due.

9. Mortgagor agrees faithfully to perform all of its obligations under all present and future Leases at any time assigned to Mortgagee as additional security, and to refrain from any action or inaction which would result in termination of any such Leases or in the diminution of the value thereof or of the Rents due thereunder. All future lessees under any Lease made after the date of recording of this Mortgage shall, at Mortgagee’s option and without any further documentation, attorn to Mortgagee as lessor if for any reason Mortgagee becomes lessor thereunder, and, upon demand, pay rent to Mortgagee, and Mortgagee shall not be responsible under such Lease for matters arising prior to Mortgagee becoming lessor thereunder.

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10. Mortgagor agrees that it shall not permit the public to use the Real Property or any other property covered by this Mortgage in any manner that might tend, in Mortgagee’s judgment, to impair Mortgagor’s title to such property or any portion thereof, or to make possible any claim or claims of easement by prescription or of implied dedication to public use. Mortgagor shall not use or permit the use of any part of the Premises or any other property covered by this Mortgage for an illegal purpose. Mortgagor shall not permit any use of the Premises or such property for any purpose other than that for which such Premises or properly is used as of the date hereof without Mortgagee’s consent.

11. If any building or other improvement now or hereafter erected on the Land shall be lost, damaged or destroyed by fire or any other cause, Mortgagor shall immediately give written notice thereof to Mortgagee, and Mortgagee is authorized and empowered (but not obligated or required) to make proof of loss, to settle, adjust or compromise any claims for loss, damage or destruction under, and to collect and receive all proceeds of, any policies of hazard and casualty insurance maintained pursuant hereto; provided, however, that so long as no Event of Default then exists, Mortgagor is given a conditional right to make the proof of loss and diligently seek the settlement of insurance proceeds therefrom for losses arising out of a single occurrence aggregating not in excess of $100,000.00; provided further, however, that Mortgagee may revoke such conditional right if Mortgagor is not diligently prosecuting the same or is unreasonably demanding greater proceeds than amounts being offered by the insurer. Mortgagor shall reimburse Mortgagee, on demand, for all costs and expenses, including but not limited to court costs and attorneys’ fees, incurred by Mortgagee in connection therewith, plus interest thereon from the date incurred at the interest Rate (the “Interest Rate”). All proceeds of such insurance are hereby absolutely and unconditionally assigned, and shall be paid, to Mortgagee for the benefit of itself and the ratable benefit of the Secured Parties in accordance with the Collateral Agency Agreement. Such proceeds shall be applied first to the payment of all costs and expenses incurred by Mortgagee in obtaining such proceeds, and second, the remainder (hereinafter referred to as “Net insurance Proceeds”) shall be applied, at the Required Secured Parties’ option, either to the reduction of the indebtedness secured hereby in such order as the Required Secured Parties may elect, in their sole discretion, whether then due and payable or not, or to the restoration or repair of the Mortgaged Property, without affecting the lien of the Mortgage or the obligations of Mortgagor hereunder. Interest upon the entire indebtedness secured hereby shall continue until any such proceeds are received and applied to such indebtedness by the Mortgagee. Pending a decision as to the proper use and application of any insurance proceeds, and during any such restoration or repair, neither Mortgagee nor any Secured Party shall be liable for interest on such proceeds except as provided in this Section 11. If the Required Secured Parties elect to apply any such insurance proceeds to the restoration or repair of the Mortgaged Property, then neither the Mortgagee nor any Secured Party shall be liable for supervising such restoration or repair or for supervising the disbursement of such insurance proceeds therefor, but such disbursement shall proceed in accordance with Mortgagee’s customary construction loan disbursing procedures. In such event, Mortgagor shall deposit with Mortgagee, prior to commencing any such restoration or repair, the amount, if any, by which the cost of such restoration or repair, as determined by Mortgagee, exceeds the amount of such Net Insurance Proceeds, which amount shall be disbursed to pay costs of such restoration and repair prior to, and in the same manner as, such Net insurance Proceeds.

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If the Bank is the Required Secured Party, then, without limiting the rights of the Bank to apply the Net Insurance Proceeds or any surplus that may remain after payment of all costs of restoration or repair, to the prepayment of the indebtedness secured hereby, in such order of application as the Bank may elect, the Bank may require that the Mortgagor’s Letter of Credit Obligations under the Bonds Letter of Credit be prepaid by requiring that the Net Insurance Proceeds or surplus be deposited in the cash collateral account described in Section 10.4 of the Reimbursement Agreement or by directing Mortgagor to redeem Bonds in accordance with the Bond Loan Agreement and the Indenture and requiring that the Net Insurance Proceeds be deposited into the Bond Prepayment Fund until such amount can be used to redeem Bonds in accordance with the Indenture and the Bond Loan Agreement. Mortgagor hereby agrees, at the direction of the Bank, to exercise Mortgagor’s right under Section 5.01 of the Bond Loan Agreement to prepay the Bonds Promissory Note in order to redeem Bonds in accordance with the Required Secured Parties’ direction.

Notwithstanding any provision contained in this Section 11 to the contrary, in the event that no Default or Event of Default then exists, the Required Secured Parties shall permit the Net Insurance Proceeds to be deposited in an interest bearing account with Mortgagee, and the Required Secured Parties shall further permit such proceeds and all interest accrued thereon (hereinafter referred to as “Insurance Interest”) to be drawn upon to pay the costs of restoration, rebuilding or repair of the Mortgaged Property in accordance with Mortgagee’s customary construction loan disbursing procedures provided that: (i) Mortgagor provides Mortgagee and the Required Secured Parties satisfactory evidence that the improvements can be restored to substantially the same condition as on the date hereof by not later than the earliest of: (a) 180 days (or, if the Mortgagor has business interruption insurance that is satisfactory to the Mortgagee (it being agreed by the Mortgagee that the business interruption insurance in effect on this date of this Mortgage is satisfactory to the Mortgagee for purposes of Section 11 and 12 of this Mortgage), 270 days) after the date of the loss, (b) 60 days prior to the maturity date of the Bonds; or (c) 60 days prior to the Revolving Credit Termination Date; (ii) the outstanding principal balance of the Bonds shall not be greater than 75% of the appraised fair market value of the Mortgaged Property after such restoration or repair, as determined by an appraisal obtained by Mortgagee at Mortgagor’s sole cost and expense, prior to the commencement of any such restoration or repair; (iii) the restoration, rebuilding or repair of the improvements shall be in strict accordance with the plans and specifications approved by the Required Secured Parties, which approval shall not be unreasonably withheld or delayed; (iv) the restoration, rebuilding or repair shall be commenced within 60 days (or, if the Mortgagor has business interruption insurance that is satisfactory to the Mortgagee, 90 days) after the date of the loss; (v) all restoration, rebuilding and repair shall be done in a good and workmanlike manner in accordance with all applicable laws, statutes, ordinances, codes, regulations, covenants, conditions, restrictions and reservations and shall be subject to the approval of Mortgagee’s inspecting architect (to be retained at Mortgagor’s cost); (vi) Mortgagor has deposited with Mortgagee, prior to the commencement of any restoration, rebuilding or repair, the amount by which the Net Insurance Proceeds will be insufficient to cover the total cost of the planned restoration, rebuilding or repair, as evidenced by an itemized certified statement by Mortgagor to Mortgagee and shall be signed and sworn to by Mortgagor and by the general contractor and the licensed project architect for the planned restoration, rebuilding or repair, both of whom must be acceptable to Mortgagee; and (vii) Mortgagor proceeds diligently to promptly complete said

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restoration, rebuilding or repair by the earliest of: (a) 180 days (or, if the Mortgagor has business interruption insurance that is satisfactory to the Mortgagee, 270 days) after the date of the loss, (b) 60 days prior to the maturity date of the Bonds; or (c) 60 days prior to the Revolving Credit Termination Date. If at any time during the course of any such restoration, rebuilding or repair, the amount so deposited is not sufficient, in Mortgagee’s judgment, to pay the cost of said restoration, rebuilding or repair, Mortgagor shall deposit additional funds in such account to cover the deficiency. Mortgagor hereby grants to Mortgagee for the benefit of itself and the ratable benefit of the Secured Parties in accordance with the Collateral Agency Agreement a security interest in all Net Insurance Proceeds, all Insurance Interest and all other amounts deposited with Mortgagee pursuant to this Section 11 to secure payment and performance by Mortgagor of all of the indebtedness secured hereby. Any surplus which may remain after payment of all costs of restoration or repair may, at the option of the Required Secured Parties, in their sole discretion, be applied to reduction of the indebtedness secured hereby, whether then due and payable or not, or be paid to Mortgagor, as its interest may appear.

12. In case of a taking of or damage to all or any part of the Mortgaged Property as a result of, or a sale thereof in lieu of or in anticipation of, the exercise of the power of condemnation or eminent domain, or the commencement of any proceedings or negotiations which might result in such a taking, damage or sale, Mortgagor shall promptly give Mortgagee written notice thereof, generally describing the nature of such taking, damage, sale, proceedings or negotiations and the nature and extent of the taking, damage or sale which has resulted or might result therefrom, as the case may be, together with a copy of each and every document relating thereto received by Mortgagor, and Mortgagee shall have the right to participate in such proceedings or negotiations. Should any of the Mortgaged Property be taken or damaged by exercise of the power of condemnation or eminent domain, or be sold by private sale in lieu or in anticipation thereof, Mortgagor does hereby irrevocably assign, set over and transfer to Mortgagee for the benefit of itself and the ratable benefit of the Secured Parties in accordance with the Collateral Agency Agreement any award, payment or other consideration for the property so taken, damaged or sold and any claim or cause of action therefor. Such award, payment or consideration shall, at the Required Secured Parties’ option, be applied first to the payment of all costs and expenses incurred by Mortgagee in obtaining and preserving such award, payment or consideration, and second, the remainder (hereinafter referred to as “Net Award”) shall be applied, at the Required Secured Parties’ option, either to the reduction of the indebtedness secured hereby in such order as the Required Secured Parties may elect, in their sole discretion, whether then due and payable or not, or to the restoration or repair of the Mortgaged Property, without affecting the lien of the Mortgage or the obligations of Mortgagor hereunder. Mortgagee is authorized, at its option, in the name of Mortgagor or in its own name, to compromise, settle, collect and receipt for all awards, payments or consideration for the property so taken, damaged or sold; provided, however, that so long as no Event of Default Mortgagor is given a conditional right to diligently pursue the condemnation proceedings, provided further that Mortgagor shall make no settlement, adjustment, or compromise, without the prior written approval of Mortgagee, and provided further that Mortgagee may revoke such conditional right if Mortgagor is not diligently prosecuting the same or is unreasonably demanding greater proceeds than amounts being offered by the condemning authority. Mortgagor shall reimburse Mortgagee, on demand, for all costs and expenses, including but not limited to court costs and attorneys’ fees, incurred by Mortgagee in connection therewith, plus

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interest thereon from the date incurred at the Interest Rate. Interest upon the entire indebtedness secured hereby shall continue until any such award, payment or consideration is received and applied by Mortgagee to said indebtedness, and, pending a decision as to the proper application of said award, payment or consideration, and pending the completion of any such repairs or restoration. Mortgagor will, in good faith and with due diligence, file and prosecute what would, absent this assignment, be its claims for any such award, payment or consideration and will cause the same to be collected and paid over to Mortgagee. In the event Mortgagor fails to so act or is otherwise in default hereunder, Mortgagee may, at its option, file and prosecute said claims, and Mortgagor agrees to pay all costs and expenses incurred by Mortgagee in connection therewith, on demand, which costs and expenses shall also be secured hereby and shall bear interest from the date paid at the Interest Rate, but Mortgagee shall not be liable to Mortgagor for any failure by Mortgagee to collect or to exercise diligence in collecting any such award, payment or consideration. Pending a decision as to the proper use and application of any award, payment or consideration, and during any such restoration or repair, neither Mortgagee nor any Secured Party shall be liable for interest on such award, payment or consideration except as provided in this Section 12. If such award, payment or consideration is to be applied to the restoration or repair of the Mortgaged Property, neither Mortgagee nor any Secured Party shall be liable for supervising such restoration or repair or for supervising the disbursement of such award, payment or consideration therefor, but such disbursement shall proceed in accordance with Mortgagee’s customary construction loan disbursing procedures. In such event, Mortgagor shall deposit with Mortgagee, prior to commencing any such restoration or repair, the amount, if any, by which the cost of such restoration or repair, as determined by Mortgagee, exceeds the amount of such Net Award, which amount shall be disbursed to pay costs of such restoration and repair prior to, and in the same manner as, such Net Award.

If the Bank is the Required Secured Party, then, without limiting the rights of the Bank to apply the Net Award, Award Interest or any surplus that may remain after payment of all costs of restoration or repair, to the prepayment of the indebtedness secured hereby, in such order of application as the Bank may elect, the Bank may require that the Mortgagor’s Letter of Credit Obligations under the Bonds Letter of Credit be prepaid by requiring that the Net Insurance Proceeds or surplus be deposited in the cash collateral account described in Section 10.4 of the Reimbursement Agreement or by directing Mortgagor to redeem Bonds in accordance with the Bond Loan Agreement and the Indenture and requiring that the Net Insurance Proceeds or be deposited into the Bond Prepayment Fund until such amount can be used to redeem Bonds in accordance with the Indenture and the Bond Loan Agreement. Mortgagor hereby agrees, at the direction of the Bank, to exercise Mortgagor’s right under Section 5.01 of the Bond Loan Agreement to prepay the Bonds Promissory Note in order to redeem Bonds in accordance with the Required Secured Parties’ direction.

Notwithstanding any provision contained in this Section 12 to the contrary, so long as no Event of Default then exists hereunder, the Required Secured Parties shall permit the Net Award to be deposited in an interest bearing account with Mortgagee, and the Required Secured Parties shall further permit such proceeds and all interest accrued thereon (hereinafter referred to as “Award Interest”) to be drawn upon to pay the costs of restoration, rebuilding or repair of the Mortgaged Property in accordance with the Mortgagee’s customary construction loan disbursing procedures provided that (i) Mortgagor provides Mortgagee and the Secured Parties satisfactory

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evidence that the improvements can be restored to substantially the same condition as on the date hereof by the earlier of (a) 180 days (or, if the Mortgagor has business interruption insurance that is satisfactory to the Mortgagee, 270 days) after the date of the loss, (b) 60 days prior to the maturity date of the Bonds; or (c) 60 days prior to the Revolving Credit Termination Date; (ii) the outstanding principal balance of the Bonds shall not be greater than 75% or the appraised fair market value of the Mortgaged Property after such restoration or repair, as determined by an appraisal obtained by Mortgagee at Mortgagor’s sole cost and expense, prior to the commencement of any such restoration or repair; (iii) the restoration, rebuilding or repair of the improvements shall be in strict accordance with the plans and specifications approved by the Required Secured Parties, which approval will not be unreasonably withheld or delayed; (iv) the restoration, rebuilding or repair shall be commenced within 60 days (or, if the Mortgagor has business interruption insurance that is satisfactory to the Mortgagee, 90 days) after the date of the loss; (v) all restoration, rebuilding and repair shall be done in a good and workmanlike manner in accordance with all applicable laws, statutes, ordinances, codes, regulations, covenants, conditions, restrictions and reservations and shall be subject to the approval of Mortgagee’s inspecting architect (to be retained at Mortgagor’s cost); (vi) Mortgagor has deposited with Mortgagee, prior to the commencement of any restoration, rebuilding or repair, the amount by which the Net Award will be insufficient to cover the total cost of the planned restoration, rebuilding or repair, as evidenced by an itemized certified statement by Mortgagor to Mortgagee and shall be signed and sworn to by Mortgagor and by the general contractor and the licensed project architect for the planned restoration, rebuilding or repair, both of whom must be acceptable to Mortgagee; and (vii) Mortgagor proceeds diligently to promptly complete said restoration, rebuilding or repair by the earliest of: (a) 180 days (or, if the Mortgagor has business interruption insurance that is satisfactory to the Mortgagee, 270 days) after the date of the loss, (b) 60 days prior to the maturity date of the Bonds; or (c) 60 days prior to the Revolving Credit Termination Date. If at any time during the course of any such restoration, rebuilding or repair, the amount of such Net Award and Award Interest and other amounts previously deposited by Mortgagor is not sufficient, in Mortgagee’s judgment, to pay the cost of said restoration, rebuilding or repair, Mortgagor shall deposit additional funds in such account to cover the deficiency. Any amounts deposited by Mortgagor with Mortgagee to cover any deficiency, whether prior to or during any such restoration or repair, shall be disbursed to pay costs of such restoration and repair prior to, and in the same manner as, such award, payment or considerations. Mortgagor hereby grants to Mortgagee for the benefit or itself and the ratable benefit of the Secured Parties in accordance with the Collateral Agency Agreement a security interest in the Net Award, all Award Interest and all other amounts deposited with Mortgagee pursuant to this Section 12 that are on deposit in such account to secure payment and performance by Mortgagor of all of the indebtedness secured hereby. Any surplus which may remain after payment of all costs of restoration or repair shall, at the option of Required Secured Parties, be paid to Mortgagor, as its interest may appear, or be applied to either pay the indebtedness secured hereby in such order of application as the Required Secured Parties, in their sole discretion may determine.

13. Mortgagor agrees to defend, protect, indemnify, and hold harmless Mortgagee and the Secured Parties and each and all of Mortgagee’s and the Secured Parties’ officers, directors, employees, attorneys and agents (collectively called the “Indemnitees”) from and against any and all losses, liabilities, including strict liability, suits, obligations, fines, damages,

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judgments, penalties, claims, charges, costs and expenses, whether based on private agreements or in tort, contract, implied or express warranties, statute, regulation, common law or otherwise (including, without limitation, fees and disbursements of counsel and consultants for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be a designated party thereto), which may be imposed on, or on account of, or in connection with (a) the construction, reconstruction or alteration of the Mortgaged Property, (b) any negligence or willful misconduct of Mortgagor, or a lessee of the Real Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees, (c) any accident, injury, death or damage to any person or property occurring in, on or about the Real Property or any street, drive, sidewalk, curb or passageway adjacent thereto, or (d) any other transaction arising out of or in any way connected with the Mortgaged Property (provided that Mortgagor shall have no obligation to an Indemnitee under this Section 13 with respect to any indemnified matters caused by or resulting from the willful misconduct or gross negligence of that Indemnitee).

l4. Mortgagor agrees that, from and after the occurrence of an Event of Default under this Mortgage, Mortgagee may, but need not, make any payment or perform any act hereinbefore required of Mortgagor, in any form and manner deemed expedient after reasonable inquiry into the validity thereof. By way of illustration and not in limitation of the foregoing, Mortgagee may, but need not, (i) make full or partial payments of insurance premiums which are unpaid by Mortgagor, coordinate liens or encumbrances, if any, (ii) purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof, or (iii) to the extent permitted by law, redeem all or any part of the Premises from any tax or assessment. All money paid for any of the purposes herein authorized and all other moneys advanced by Mortgagee to protect the Mortgaged Property and the lien hereof shall be additional Liabilities secured hereby and shall become immediately due and payable without notice and shall bear interest thereon at the Interest Rate until paid to Mortgagee in full. In making any payment hereby authorized relating to taxes, assessments or prior or coordinate liens or encumbrances, Mortgagee shall be the sole judge of the legality, validity and priority thereof and of the amount necessary to be paid in satisfaction thereof.

15. Mortgagee, or any person designated by Mortgagee in writing, shall have the right, from time to time hereafter, to call at the Premises (or at any other place where information relating thereto is kept or located) during reasonable business hours and upon reasonable advance notice, without hindrance or delay, to make such inspection and verification of the Premises, and the affairs, finances and business of Mortgagor in connection with the Premises, as Mortgagee may consider reasonable under the circumstances, and to discuss the same with any agents or management of Mortgagor.

16. Any of the following occurrences or acts shall constitute an event of default under this Mortgage (“Event of Default”): (i) an “Event of Default” as defined in the Reimbursement Agreement shall occur; or (ii) the Premises or a substantial part thereof shall have been abandoned for thirty (30) consecutive days. If any such Event of Default shall have occurred, then, to the extent permitted by applicable law, the following provisions shall apply:

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(a) All Liabilities shall, at the option of the Mortgagee, become immediately due and payable without presentment, demand or further notice.

(b) It shall be lawful for Mortgagee to (i) immediately sell the Mortgaged Property either in whole or in separate parcels, as prescribed by the State law, under power of sale, which power is hereby granted to Mortgagee to the full extent permitted by the State law, and thereupon, to make and execute to any purchaser(s) thereof deeds of conveyance pursuant to applicable law or (ii) immediately foreclose this Mortgage by judicial action. The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable, for payment of the Liabilities secured hereby, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the financial accommodations hereby secured are made) for the benefit of Mortgagee, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption. The receiver, out of the Rents when collected, may pay costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay all or any part of the Liabilities or other sums secured hereby or any deficiency decree entered in such foreclosure proceedings. Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing Mortgagee in possession of the Real Property with the same power granted to a receiver pursuant to this subparagraph and with all other rights and privileges of a mortgagee-in-possession under applicable law. Mortgagee shall also have the right, to the extent permitted by law, to foreclose this Mortgage, at its option, pursuant to the provisions of Section 846.101 or Section 846.103 of the Wisconsin Statutes of 1989-90 or any successors thereof.

(c) Mortgagee shall, at its option, have the right, acting through its agents or attorneys, either with or without process of law, forcibly or otherwise, to enter upon and take possession of the Mortgaged Property, expel and remove any persons, goods, or chattels occupying or upon the same, to collect or receive all the rents, issues and profits thereof and to manage and control the same, and to lease the same or any part thereof, from time to time, and, after deducting all attorneys’ and paralegals’ fees and expenses, and all expenses incurred in the protection, care, maintenance, management and operation of the Mortgaged Property, apply the remaining net income upon the Liabilities or other sums secured hereby or upon any deficiency decree entered in any foreclosure proceedings.

(d) Mortgagor hereby agrees to the provisions of Wis. Stat. §§ 846.101 and 846.103, as the same may be amended or renumbered from time to time, providing for a reduced period of redemption between foreclosure judgment and sale in the event that Mortgagee, in a foreclosure complaint, (i) waives the right to judgment for any

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deficiency and (ii) consents to Mortgagor remaining in possession of the Real Property and collecting rents, issues and profits therefrom to the court’s confirmation of the foreclosure sale.

17. In any foreclosure of this Mortgage by action, or any sale of the Mortgaged Property under power of sale granted herein, there shall be allowed (and included in the decree for sale in the event of a foreclosure by action), to be paid out of the rents or the proceeds of such foreclosure proceeding or sale:

(a) all of the Liabilities and other sums secured hereby which then remain unpaid;

(b) all other items advanced or paid by Mortgagee pursuant to this Mortgage, with interest thereon at the Interest Rate from the date of advancement; and

(c) all court costs, attorneys’ and paralegals’ fees and expenses, appraiser’s fees, environmental audit, testing and survey fees, advertising costs, notice expenses, expenditures for documentary and expert evidence, stenographer’s charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all abstracts of title, title searches and examinations, title guarantees, title insurance policies, Torrens certificates and similar data with respect to title which Mortgagee may deem necessary. All such expenses shall become additional Liabilities secured hereby and immediately due and payable, with interest thereon at the Interest Rate, when paid or incurred by Mortgagee in connection with any proceedings, including but not limited to probate and bankruptcy proceedings, to which Mortgagee shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or sale under power of sale. The proceeds of any sale (whether through a foreclosure proceeding or Mortgagee’s exercise of the power of sale) shall be distributed and applied to the items described in (a), (b), and (c) of this Section 17, as Mortgagee may in its sole discretion determine, and any surplus of the proceeds of such sale shall be paid to Mortgagor.

18. Each remedy or right of Mortgagee shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or in different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by Mortgagee.

19. If more than one property, lot or parcel is covered by this Mortgage, and if this Mortgage is foreclosed upon, or judgment is entered upon any Liabilities, or if Mortgagee exercises its power of sale, execution may be made upon or Mortgagee may exercise its power of sale against any one or more of the properties, lots or parcels and not upon the others, or upon all

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of such properties or parcels, either together or separately, and at different times or at the same time, and execution sales or sales by advertisement may likewise be conducted separately or concurrently, in each case at Mortgagee’s election.

20. In the event of a foreclosure of this Mortgage, the Liabilities then due the Mortgagee and the Secured Parties shall not be merged into any decree of foreclosure entered by the court, and Mortgagee may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust or other Security Documents that also secure said Liabilities.

21. Mortgagor agrees that, upon request of Mortgagee from time to time, it will execute, acknowledge and deliver all such additional instruments and further assurances of title and will do or cause to be done all such further acts and things as may reasonably be necessary to fully effectuate the intent of this Mortgage. In the event that Mortgagor shall fail to do any of the foregoing, Mortgagee may, in its sole discretion, do so in the name of Mortgagor, and Mortgagor hereby appoints Mortgagee as its attorney-in-fact to do any of the foregoing.

22. Except as otherwise provided herein, any notices, demands, consents, requests, approvals, undertakings or other instruments required or permitted to be given in connection with this Mortgage shall be in writing, shall be sent by United States registered or certified mail, or by overnight delivery service and shall be deemed to have been validly served, given or delivered five (5) days following deposit in the United States mails, or on the day following delivery to the overnight delivery service, whichever is applicable, addressed to the party so notified as follows:

if to Mortgagor:

CityForest Corporation

1215 East Worden Avenue

Ladysmith, Wisconsin 54848

Attn: Wayne Gullstad

with a copy to:

Dorsey & Whitney, LLP

Suite 1500

50 South Sixth Street

Minneapolis, MN 55402-1498

Attn: Diane Malfeld, Esq.

if to Mortgagee:

Associated Bank, National Association

200 North Adams Street

Green Bay, WI 54301

Attention: Stephen E. Pasowicz

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with a copy to:

Fabyanske, Westra, Hart & Thomson, P.A.

Suite 1900

800 LaSalle Avenue

Minneapolis, MN 55402

Attn: Jeremiah J. Kearney, Esq.

Mortgagor or Mortgagee shall, from time to time, have the right to specify as the proper addressee and/or address for the purpose of this Mortgage any other address in the United States upon giving ten (l0) days’ written notice thereof.

23. Mortgagor agrees that, without affecting the liability of any person for payment of the Liabilities secured hereby or affecting the lien of this Mortgage upon the Mortgaged Property or any part thereof (other than persons or property explicitly released as a result of the exercise by Mortgagee of its rights and privileges hereunder), Mortgagee and Secured Parties may at any time and from time to time, on request of the Mortgagor, without notice to any person liable for payment of any Liabilities secured hereby, extend the time, or agree to alter the terms of payment of such Liabilities. Mortgagor further agrees that any part of the security herein described may be released with or without consideration without affecting the remainder of the liabilities or the remainder of the security.

24. Mortgagor agrees that this Mortgage is to be construed and governed by the laws of the State of Wisconsin. Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

25. Upon full payment of all sums secured hereby or upon application on the Liabilities of the proceeds of any sale of the Mortgaged Property in accordance with the provisions of this Mortgage, at the time and in the manner provided, this conveyance shall be null and void and, upon demand therefor following such payment, a satisfaction of mortgage or reconveyance of the Real Property shall be provided promptly by Mortgagee to Mortgagor.

26. This Mortgage shall be binding upon the Mortgagor and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the Mortgagee’s successors and assigns; all references herein to the Mortgagor and to the Mortgagee shall be deemed to include their successors and assigns. Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

27. The Mortgagor, within ten (10) days after the request in person or within fifteen (15) days after request by mail, will furnish a duly acknowledged written statement setting forth the amount of the debt secured by this Mortgage, the date to which interest, if any, has been paid

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and stating either that no offsets or defenses exist against the mortgage debt, or, if such offsets or defenses are alleged to exist, the nature thereof.

28. Mortgagor represents that it has been authorized to, and Mortgagor does hereby, waive (to the full extent permitted under State law) any and all statutory or equitable rights of redemption from sale by advertisement or sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor and each and every person, except decree or judgment creditors of Mortgagor, acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof. Mortgagor agrees, to the full extent permitted by law, that in case of an Event of Default, neither Mortgagor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, or extension laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat, and Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that Mortgagee or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.

29. Promptly after learning of the occurrence of any of the following at, or with respect to, the Premises, Mortgagor shall give Mortgagee oral and written notice thereof, describing the same and the steps being taken by the Mortgagor with respect thereto: (a) the happening of any event involving the use, spill, release, leak, seepage, discharge or cleanup of any Contaminant; (b) any litigation, arbitration proceeding, or governmental proceeding; (c) notice that the Mortgagor’s operations on the Real Property are not in compliance with requirements of applicable federal, state or local environmental, health and safety statutes and regulations; (d) notice that Mortgagor is subject to federal or state investigation evaluating whether any remedial action is needed to respond to the release of any Contaminant or other substance from the Real Property into the environment; or (e) notice that the Mortgaged Property are subject to a lien in favor of any governmental entity for (i) any liability under federal or state environmental laws or regulations or (ii) damages arising from or costs incurred by such governmental entity in response to a release of a Contaminant or other substance into the environment.

30. In the event that the Mortgagee or any Secured Party obtains any information that the Mortgagee reasonably believes in good faith indicates that any occurrence as set forth in Section 29 above may have occurred, Mortgagee shall have the right to perform or to require Mortgagor to perform an environmental audit and/or an environmental risk assessment of the Real Property waste management practices and/or waste disposal sites used by Mortgagor. The environmental audit shall (a) investigate any environmental hazards or conditions for which the Mortgagor may be liable with regard to (i) the Real Property, (ii) waste management practices and/or (iii) waste site disposal sites used by Mortgagor and (b) determine whether the Mortgagor’s operations on the Real Property comply in all respects deemed material by the Mortgagee with all applicable environmental, health and safety statutes and regulations. Said audit and/or risk assessment must be by an environmental consultant satisfactory to Mortgagee

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and Mortgagor, and the audit and/or risk assessment must be satisfactory to Mortgagee and Mortgagor. All costs and expenses incurred by Mortgagee in the performance of an environmental audit and/or risk assessment shall be secured by this Mortgage and shall be payable by Mortgagor upon demand or charged to Mortgagor’s loan balance at the discretion of Mortgagee. Nothing in this Section 30 shall give or be construed as giving the Mortgagee the right to direct or control the Mortgagor’s actions in complying with all applicable environmental, health and safety statutes, regulations and other governmental requirements.

31. Mortgagor shall not permit any liens (other than Permitted Liens), including, but not limited to, a lien in favor of any governmental entity for (a) any liability under federal or state environmental laws or regulations, or (b) damages arising from or costs incurred by such government entity in response to a release of a Contaminant or other substance into the environment, or security interests to be filed or attached to the Mortgaged Property without the written consent of Mortgagee. The Mortgagor shall not sell, convey, transfer, lease or further encumber any interest in all or any substantial part of the Mortgaged Property, without the prior written consent of the Mortgagee having been obtained to (i) the sale, conveyance, transfer, lease, pledge, assignment or other transfer to the purchaser, transferee, assignee or pledgee, and (ii) to the form and substance of any instrument evidencing any such sale, transfer, lease, pledge, assignment or other transfer, provided, however, that such prior written consent is not needed if the Mortgagor sells any of its assets (A) in the ordinary course of business, if the same have been replaced to the extent necessary for the continued long-term operation of the tissue mill located on the Land, or (B) that may become obsolete or otherwise unnecessary to the operation of such tissue mill. The Mortgagor shall not, without the prior written consent of the Mortgagee, further assign the Rents. If Mortgagor does sell, convey, transfer, lease or otherwise dispose of all or any substantial part of the Mortgaged Property, or any interest therein, or permits any liens or security interests to be filed against the Mortgaged Property in contravention of this Section 31, Mortgagee may elect, by notice in writing to Mortgagor, to declare all of the Liabilities, or any part thereof, and all other sums secured hereby to be and to become due and payable immediately upon the giving of such notice. The Mortgagor agrees that in the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than the Mortgagor, the Mortgagee may, without notice to the Mortgagor, deal in any way with such successor or successors in interest with reference to the Mortgage and other sums hereby secured without in any way vitiating or discharging the Mortgagor’s liability hereunder or upon other sums hereby secured. No sale of the Mortgaged Property, no forbearance to any person with respect to this Mortgage, and no extension to any person of the time for payment of the Liabilities shall operate to release, discharge, modify, change or affect the original liability of the Mortgagor, either in whole or in part.

32. This Mortgage is given for the purpose of securing financial accommodations which the Mortgagee or the Secured Parties may make to or for Mortgagor pursuant and subject to the terms and provisions of the Debt Agreements. The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of financial accommodations made pursuant and subject to the terms and provisions of the Debt Agreements after this Mortgage is delivered to the appropriate recording office in the county where the Land is located whether made pursuant to an obligation of Mortgagee or any Secured Party or otherwise, and in such event, such advances shall be secured to the same extent as if

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such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof and although there may be no indebtedness outstanding at the time any advance is made.

33. The parties hereto have participated jointly in the negotiation and drafting of this Mortgage. In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Mortgage.

34. Time is of the essence with respect to the provisions of this Mortgage.

35. THE MORTGAGOR AND THE MORTGAGEE WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS MORTGAGE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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IN WITNESS WHEREOF, this instrument is executed as of the day and year first above by the person or persons identified below on behalf of Mortgagor (and said person or persons hereby represent that they possess full power and authority to execute this instrument).

THE MORTGAGOR HEREBY DECLARES AND ACKNOWLEDGES THAT THE MORTGAGOR HAS RECEIVED WITHOUT CHARGE, A TRUE COPY OF THIS MORTGAGE.

MORTGAGOR:

CITYFOREST CORPORATION

By:	/s/ Harry H. Simpson, III
Name:	Harry H. Simpson, III
Title:	Chief Financial Officer

STATE OF MINNESOTA )
)SS.
COUNTY OF HENNEPIN )

The foregoing instrument was acknowledged before me this 28th day of June, 2005, by Harry H. Simpson, III, the Chief Financial Officer of CityForest Corporation, a Minnesota corporation, on behalf of the corporation.

Brittney L. Doherty
Notary Public

This Instrument Drafted By:
Jeremiah J. Kearney, Esq
Fabyanske, Westra. Hart & Thomson, PA.
Suite 1900 800 LaSalle Avenue Minneapolis, MN 55402

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Exhibit A

Legal Description

PARCEL 1:

All that part of Government Lot seven (7) that lies West of the North and South Quarter line of Section 2 and all that part of Government Lot One (1) and that part of Government Lot Two (2) which lies in the following described parcel: Commencing at an iron stake set at the Southerly margin of the Flambeau River at a point near and Westerly from the South end of the Ladysmith Darn, said point being 718 feet South, 17° West from a point on the North line of Section 2 which is 801.9 feet West from the North Quarter corner of said section; thence South 3°30’ West, 252.9 feet to an iron stake; thence South 8° East, 413.1 feet to an iron stake; thence South 81°30’ East, 890.3 feet more or less to the Flambeau River, thence Northerly and Westerly with the Southerly water line of said river to the place of beginning,

EXCEPTING from the above Government Lots 1 and 7, that part which is included in the following description: All that parcel of land in and between Government Lots 1 and 7, Section 2, that lies within the following described boundaries: Commencing at a point which is 70.19 feet South, 17°92’ West from a point of the North line of said Section 2 which is 850.67 feet South 88°19’ West from the North Quarter corner of said section; thence South 17°12’ West 615.38 feet to an iron pin; thence North 86°27’30” East 60.38 feet to an iron pin; thence north 23°36’30” East 96 feet to mark made on the Northerly edge of the concrete wall; thence South 66°10’ East 87.6 feet to a point; thence South 72°13’ East 325.47 feet to a point; thence North 24°05’ East 430.73 feet to an iron pin; thence North 63°46’30” West 537.9 feet to the place of beginning, all in Section Two (2), Township Thirty-four (34) North, Range Six (6) West, and

ALSO EXCEPT a parcel of land in Government Lot One (1), described as commencing at an iron pin which is 70.19 feet South 17°12’ West, from a point on the North line of Section 2, which is 850.67 feet South 88°19’ West, from the North Quarter corner of Section 2, thence South 17°12’ west, 615.38 feet to an iron pin; thence North 86°27’30” East, 60.38 feet to an iron pin; thence North 23°36’30” East, 96.0 feet to a mark on the Northerly edge of the North concrete forebay wall which is the point of beginning of the parcel to be described; thence North 66°10’ West, 10.30 feet to a point on the Easterly edge of the concrete roadway on the top of the Ladysmith Dam; thence South 23°36’30” West, along said Easterly edge of roadway 101.28 feet to a point; thence North 86°27’30” East, 11.58 feet to an iron pin; thence North 23°36’30” East 96.0 feet to the place of beginning, in Section 2, Township 34 North, Range 6 West, and

ALSO EXCEPTING a parcel of land in Government Lot 7, Section 2, Township 34 North, Range 6 West, in the City of Ladysmith, described as follows: Beginning at the intersection of the North line of said Government Lot 7, with the waters edge of the Flowage of Ladysmith Dam; thence North 88°19’ East along the North line of said Government Lot 7 and Section 2, 52 feet more or less to an iron pipe; thence continuing North 88°19’ East, 419.34 feet (passing through an iron pipe at 98.79 feet) to an iron pipe which bears South 88°19’ West, 530.22 feet from the North Quarter corner of said Section 2; thence South 00°03’56” West, 244.39 feet to an iron pipe; thence North 63°46’30” West, 380 feet along the North line of a parcel of land described, in a Warranty Deed between Great Western Paper Company and Lake Superior District Power Company, recorded in Volume 62 of Deeds, Page 107 in the office of the Register

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of Deeds for Rusk County, Wisconsin, to an iron pipe; thence South 17°12’ West, 30 feet more or less to the waters edge of the Flowage of the Ladysmith Dam; thence Northwesterly along said waters edge 170 feet more or less to the point of beginning.

That part of Government Lot Two (2) described as follows: Commencing at an iron stake set in the Southerly margin of the Flambeau River at a point near and Westerly from the South end of the Ladysmith Dam, said point being 718 feet South 17° West from a point on the North line of said Section 2, which is 801.9 feet West from the North Quarter corner of said Section, thence South 3°30’ West 252.9 feet to an iron stake, thence South 8° East 413.1 feet to an iron stake, this being the point of beginning of the parcel herein conveyed, thence South 81°30’ East 890.3 feet more or less to the Flambeau River, thence South along the Flambeau River to the North line of the right-of-way of the Soo Line Railway, thence Westerly along the North line of the right-of-way of the Soo Line Railway to a point thereon which is South 8° East of the point of beginning, thence North 8° West to the point of beginning; in Section Two (2), Township Thirty-four (34) North, Range Six (6) West.

PARCEL 2:

Volume 1 of Certified Survey Maps, Page 297, being part of Government Lots One (1) and Two (2), Section Two (2), Township Thirty-four (34) North, Range Six (6) West, and part of Government Lot Three (3), Section Thirty-five (35), Township Thirty-five (35) North, Range Six (6) West.

PARCEL 3:

Block Thirty-five (35), Menasha Wooden Ware Company’s Third Addition to the City of Ladysmith.

PARCEL 4

Lots Thirty-six (36) and Thirty-seven (37), Assessor’s Plat No. 3 to the City of Ladysmith.

All in Rusk County, State of Wisconsin.

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EXHIBIT B

Permitted Exceptions to Title

All references in this exhibit to specific parcels are to parcels as described in the title commitment issued by First American Title Insurance Company with an effective date of June 17, 2005 and bearing Commitment No. 00422.

1.	Real estate taxes and installments of special assessments not yet due and payable.

2.	Rights of the public in any portions of the Premises lying below the ordinary high water mark of Flambeau River.

3.	Any adverse claim based on any assertion that:

a.	The Land or any part thereof is not, or at any time has been included within the Flambeau River;

b.	Some portion of the Land has been created by artificial means, or has accreted to such portion so created.

c.	Some portion of the Land has been brought within or removed from the boundaries thereof by an avulsive movement of the Flambeau River or has been formed by accretion to any such portion.

4.	Easement as contained in an instrument executed by and between Menasha Paper Company, Menasha Wooden Ware Company and Minneapolis, St. Paul & Sault Ste. Marie Railway Company, dated May 11, 1916 and recorded in the office of the Register of Deeds for Rusk County, Wisconsin on August 10, 1916 in Volume 33 Deeds, Page 540 (affects all parcels).

5.	Flowage easement contained in an instrument from Menasha Wooden Ware Company to Menasha Paper Company dated December 20, 1920 and recorded in the Office of the Register of Deeds for Rusk County, Wisconsin on January 14, 1921 in Volume 37 Deeds, Page 561, as conveyed to Lake Superior District Power Company in instrument dated June 28, 1929 and recorded in the Office of the Register of Deeds for Rusk County, Wisconsin on August 10, 1935 in Volume 62 Deeds, Page 107 (affects all parcels), so long as the beneficiary of the easement does not exercise its rights in a manner that causes flooding of the Premises.

6.	Easement as contained in instrument executed by and between Peavey Paper Company to Minneapolis, St. Paul & Sault Ste. Marie Railroad Company, dated July 29, 1955 and recorded in the Office of the Register of Deeds for Rusk County, Wisconsin on July 27, 1955 in Volume 14 Miscellaneous, Page 241 as Document No. 136336 (affects Parcel 1).

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7.	Easement as contained in an instrument executed by and between Peavey Paper Mills to Suburban Television Services, Inc., dated November 7, 1966 and recorded in the Office of the Register of Deeds for Rusk County, Wisconsin on November 9, 1966 in Volume 122 Records, Page 49 as Document N. 156466 (affects Parcel 3).

8.	Easement as contained in an instrument executed by and between City Forest Corporation to Northern States Power Company, dated November 17, 1998 and recorded in the Office of the Register of Deeds for Rusk County, Wisconsin on November 20, 1998 in Volume 349 Records, Page 710 as Document No. 259456 (affects Parcel 1).

9.	The following matters as disclosed on the Survey prepared by Lampert-Lee & Associates dated July 25, 2000:

a.	Encroachment of steam rack onto property between Parcels 1 and 2;

b.	Apparent easement for overhead electric lines on Parcels 1 and 2;

c.	Encroachment of retaining wall appurtenant to subject land onto Worden Avenue East (affects Parcel 1);

d.	Parts laid out as Maple Hill Drive and East 15th Street.

10.	20 foot construction easement along the West line of Parcel 1 as dedicated by Certified Survey Map No. 507 filed in the Office of the Register of Deeds for Rusk County, Wisconsin on August 18, 1997.

11.	Two permanent easements for street purposes along the West line of Parcel 1 as dedicated by Certified Survey Map No. 507 filed in the Office of the Register of Deeds for Rusk County, Wisconsin on August 18, 1997.

EXECUTION

ENVIRONMENTAL INDEMNITY

This ENVIRONMENTAL INDEMNITY (this “Indemnity”) is entered into as of June 29, 2005 by CITYFOREST CORPORATION, a Minnesota corporation (the “Indemnitor”), in favor of ASSOCIATED BANK, NATIONAL ASSOCIATION, as collateral agent for the ratable benefit of the “Secured Parties” (as defined in the Reimbursement Agreement described below) (the “Collateral Agent”), and its successors, assigns and participants, and its and their respective parent, subsidiary and affiliated corporations, and the respective directors, officers, agents, attorneys and employees of each of the foregoing (each, an “Indemnitee” and collectively, the “Indemnitees”), with reference to the following facts:

A. Pursuant to the terms of that certain Indenture of Trust dated as of March 1, 1998 (as the same may be amended or modified in accordance with its terms, the “Indenture”), between the City of Ladysmith, Wisconsin (the “Issuer”), and Wells Fargo Bank, N.A., as the successor to Norwest Bank Wisconsin, N.A., as trustee (the “Trustee”), the Issuer issued its $27,000,000 Variable Rate Demand Solid Waste Disposal Facility Revenue Bonds, Series 1998 (CityForest Corporation Project) (the “Bonds”) of which $20,750,000.00 remain outstanding on the date hereof; and, pursuant to the terms of that certain Loan Agreement dated as of even date with the Indenture (as the same may be amended or modified in accordance with its terms, the “Bond Loan Agreement”), between the Issuer and the Indemnitor, the Issuer loaned the proceeds of the Bonds to the Indemnitor for the purpose of enabling the Indemnitor to finance the expansion and upgrade of an existing tissue mill in the Town of Ladysmith, Rusk County, Wisconsin (such tissue mill, as modified, improved, upgraded or expanded from time to time being the “Plant” and the expansion and upgrade of the Plant in accordance with the “Bond Documents (as hereinafter defined) being the “Project”).

B. As a condition to issuing the Bonds, the Issuer required the Indemnitor to deliver the “Credit Facility” (as defined in the Indenture) to the Trustee, which Credit Facility is currently a irrevocable, direct-pay letter of credit dated March 1, 1998 issued by Union Bank of California, N.A. (the “Original Credit Facility Provider”), as amended and extended to date (as so amended and extended, the “Original Credit Facility”).

C. The obligation of the Indemnitor to reimburse the Original Credit Facility Provider and any other banks that may from time to time participate in the Original Credit Facility for drawings made thereunder is set forth in the Reimbursement Agreement of even date with the Indenture among the Indemnitor, Union Bank of California, N.A., as agent (in such capacity, the “Agent”), the Original Credit Facility Provider as the “Issuing Bank” described therein, and the other banks named therein, as amended to date (as so amended, the “Original Reimbursement Agreement”). The Original Reimbursement Agreement also provided for a revolving line of credit pursuant to which the “Banks” party thereto agreed to make certain “Revolving Loans” to the Indemnitor.

D. The Indemnitor and the Senior Subordinated Lender are the parties to that certain Amended and Restated Senior Subordinated Loan Agreement dated as of June 11, 2004 (the

“Original Senior Subordinated Loan Agreement”) pursuant to which, among other things, the Senior Subordinated Lender made the Senior Subordinated Loan to the Indemnitor.

E. The Indemnitor’s respective obligations to the “Banks” party to the Original Reimbursement Agreement and to the Senior Subordinated Lender are secured by the “Security Documents” described in the Original Reimbursement Agreement.

F. The Indemnitor and Associated Bank, National Association (the “Bank”) have entered into that certain Reimbursement Agreement dated as of even date herewith (as amended, modified, supplemented or restated from time to time, the “Reimbursement Agreement”) pursuant to which, among other things, the Bank has agreed to: (1) issue the Bonds Letter of Credit as a “Substitute Credit Facility” described in the Indenture for the Original Credit Facility; and (2) make Revolving Loans to the Indemnitor to refinance the “Revolving Loans” made to the Indemnitor pursuant to the Original Reimbursement Agreement and for the other purposes described therein.

G. As a condition precedent to the effectiveness of the Reimbursement Agreement, the Bank has required, among other things, that:

(1) the Indemnitor grants a security interest in the Indemnitor’s property that is subject to the Liens created by the Security Documents to secure the payment of the Senior Obligations including, without limitation, the “Mortgage” hereinafter described;

(2) the Senior Subordinated Lender authorizes the Union Bank of California, N.A., in its separate capacity as “Collateral Agent” (in such capacity, the “Original Collateral Agent” to release, among other things, its security interest in the Indemnitor’s property that is subject to the Liens created by the Security Documents;

(3) the Indemnitor, the Senior Subordinated Agent, the Bank, and the Collateral Agent into the Collateral Agency Agreement pursuant to which, among other things, the Secured Parties appoint the Collateral Agent to act as collateral agent as set forth herein and the Bank and the Senior Subordinated Agent and Senior Subordinated Lender agree to the terms of the subordination of the payment of the Senior Subordinated Obligations to the payment of the Senior Obligations and to the relevant priority of their respective interests in Indemnitor’s property subject to the Liens created by the Security Documents;

(4) the Indemnitor and the Senior Subordinated Lender enter into the First Senior Subordinated Loan Agreement Amendment amending the Original Senior Subordinated Loan Agreement; and

(5) the Indemnitor and the Collateral Agent enter into this Agreement.

H. As a condition precedent to doing so, the Senior Subordinated Agent has also required that the Indemnitor and the Collateral Agent execute and deliver this Agreement.

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I. The Senior Obligations of the Indemnitor to the Bank under the Reimbursement Agreement and the other Senior Debt Documents and the Senior Subordinated Obligations of the Indemnitor to the Senior Subordinated Lender under Senior Subordinated Loan Documents (collectively, the “Obligations”) are secured by, among other security, that certain Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases, dated as of June 29, 2005 (as amended, modified, supplemented or restated from time to time, the “Mortgage”), executed by the Indemnitor in favor of the Collateral Agent for the ratable benefit of the Secured Parties, which Mortgage will encumber the Indemnitor’s interests in a certain parcel of real property and the improvements located thereon, as more particularly described therein (such parcel and improvements including the groundwater thereunder, referred to herein as the “Property”).

J. As a result of the exercise of the Collateral Agent’s rights and remedies in connection with the Obligations, an Indemnitee may hereafter become the owner of all or part of the Property pursuant to a judicial or nonjudicial foreclosure or by deed in lieu of foreclosure. Additionally, it is possible that after payment in full of the Obligations, one or more of the Indemnitees may be joined or named as a party to litigation or an administrative proceeding, or have other Hazardous Materials Claims (as defined herein) brought against it. In such event, one or more of the Indemnitees may incur or suffer certain liabilities, costs and expenses in connection with the Property relating to Hazardous Substance (as defined herein).

K. As a condition of the agreement of the Secured Parties to accept the Property as security for the Obligations (the granting of such security with this accompanying Indemnity being a condition to the extension of credit by the Secured Parties to the Indemnitor), the Indemnitor is required to, and the Indemnitor has agreed to, execute and deliver this Indemnity to the Collateral Agent.

NOW, THEREFORE, in order to induce the Secured Parties to accept the Property as security for the Obligations and to, accordingly, enter into the Reimbursement Agreement, the First Senior Subordinated Loan Agreement Amendment, as applicable, and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitor agrees as follows:

1. Definitions. Capitalized terms used but not otherwise defined in this Indemnity shall have the meanings assigned to such terms in Appendix A to the Reimbursement Agreement.

2. Representations and Warranties. Except for the matters expressly disclosed to the Collateral Agent and the Secured Parties in the Environmental Reports listed on Schedule 1, the Indemnitor represents and warrants to the Collateral Agent and the Secured Parties, as of the date of this Indemnity, that (a) the Collateral Agent has made written request to the Indemnitor for information regarding the environmental condition of the Property and these representations and warranties are in response to such request for information, (b) no Hazardous Substances in material violation of any Environmental Law have been released from, or threatened to be released from, are present in, on, under or about the Property or to Indemnitor’s knowledge, at any nearby real property which could migrate to the Property, or have been deposited or

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disposed of or allowed to escape in, upon, under, over or from the Property, (c) the Indemnitor has never engaged in any Hazardous Substance Activity in material violation of any Environmental Law on the Property or any part thereof, has never permitted any Person to engage in any Hazardous Substance Activity in material violation of any Environmental Law on the Property or any part thereof, nor, to the best knowledge of the Indemnitor, has any Hazardous Substance Activity in material violation of any Environmental Law occurred on the Property or any part thereof, nor does any material threat exist of a spill, discharge, release or emission of a Hazardous Substance upon or from the Property into the environment, (d) no underground storage tanks are located in the Property nor, to Indemnitor’s knowledge, were any underground storage tanks are located in the Property nor, to Indemnitor’s knowledge, were any underground storage tanks previously located in the Property, (e) the Property has not ever been used as or for a mine, landfill, a dump or other disposal facility, (f) the Property and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof by Indemnitor or any person acting on Indemnitor’s behalf, are in material compliance with all applicable Environmental Laws, and neither the Indemnitor nor any Person using or occupying the Property or any part thereof is violating any Environmental Laws, (g) all Governmental Approvals required under Environmental Laws to operate the Project and the Plan tare identified in Schedule 7.3 to the Reimbursement Agreement (“Schedule 7.3”); the Permits identified in Schedule 7.3 are in full force and effect and there are no proceedings pending or, to Indemnitor’s knowledge, threatened that may result in a reversal, rescission, termination, modification or suspension of such Permits, (h) no claim, demand, action or notice of violation of any kind relating to any Hazardous Substance Activity or alleged Hazardous Substance Activity in, on, under or about the Property or the existence of any material violation of any Environmental Laws at the Property is pending against Indemnitor or, to Indemnitor’s knowledge, is being threatened or contemplated by any Person, (i) the use of the Property for its intended purpose will not result in any Hazardous Substance Activity in material violation of any Environmental Law, (j) no notice of any order, directive, complaint or other communication has been made or issued in writing by any governmental agency to Indemnitor nor has the Indemnitor received a written notice from any other Person alleging the occurrence of any Hazardous Substance Activity in violation of Environmental Laws or demanding payment, contribution or other action for environmental damage or injury to any Person or the Property; (k) the Indemnitor is not subject to an order from any Person requiring Remediation Work (as defined in Section 4 hereof) with respect to any real property the Indemnitor owns or operates, including without limitation, the Property; and (l) the Indemnitor has received no notice that it might be a “Potentially Responsible Party” as defined under CERCLA or other Environmental Laws, (m) the Property is not listed in the United States Environmental Protection Agency’s National Priorities List of Hazardous Waste Sites or any other list, schedule, log, inventory or record of Hazardous Substance sites maintained by an federal, state or local governmental agency, and (n) the Property is not subject to any lien or claim for lien or threat of a lien in favor of any Governmental Person or agency as a result of any presence, release or threatened release of any Hazardous Substance in, on, under, over or from the Property. For purposes of this Section 2, the term “material” means to such extent that the matter is not “de minimis” within the meaning of ASTM Standard E 1527-00.

3. Covenants. The Indemnitor shall not engage in or otherwise cause or permit the occurrence of any Hazardous Substance Activity in material violation of any Environmental Laws in, on, under or about the Property. The Indemnitor shall comply, shall cause all

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Persons using or occupying the Property or any part thereof to comply, in all material respects, with all applicable Environmental Laws. The Indemnitor shall obtain or cause to be obtained all permits, licenses and approvals required by all applicable Environmental Laws for Indemnitor’s use and occupancy of, and all Indemnitor’s operations and activities in, the Property, comply in all material respects with all such permits, licenses and approvals, and keep all such permits, licenses and approvals in full force and effect. Promptly after the Indemnitor obtains any information indicating a violation of Environmental Laws at the Property or the occurrence of a Hazardous Substance Activity at the Property that could reasonably result in any Hazardous Materials Claims against Indemnitor, the Indemnitor shall give written notice thereof to the Collateral Agent with a reasonably detailed description of the event, occurrence or condition in question. The Indemnitor shall promptly furnish to the Collateral Agent copies of all written communications received by the Indemnitor from any Person (including Notices, claims or citations that any contamination by Hazardous Substances or any violation of Environmental Laws has actually or allegedly occurred) or given by the Indemnitor to any Person concerning the presence of any Hazardous Substance Activity in, on, under or about the Property in violation of Environmental Laws or the existence of any other violation of any Environmental Laws at the Property. If the Collateral Agent or any Secured Party obtains any information that the Collateral Agent reasonably believes in good faith indicates a reasonable possibility that any Hazardous Substance Activity has occurred in, on, under or about the Property in violation of Environmental Laws or any violation of any other Environmental Laws has occurred at the Property, then the Indemnitor shall, at the expense of the Indemnitor, promptly after a request by the Collateral Agent or such Secured Party, have a qualified environmental engineer investigate the presence of such Hazardous Substances or the existence of such violation of Environmental Laws and prepare and submit to the Collateral Agent a written report containing the findings and conclusions resulting from such investigation. The environmental engineer who will prepare the report shall be subject to the prior written reasonable approval of the Collateral Agent. The Collateral Agent (and its representatives) shall have the right at all reasonable times and after reasonable prior notice, except in an emergency, to inspect (including air, soil and groundwater samples) the Property and every part thereof and to review all books, records and files of the Indemnitor subject to possible privilege constraints relating to the presence of any Hazardous Substance Activity in, on, under or about the Property or the existence of any violation of Environmental Laws at the Property. The Indemnitor shall give the Collateral Agent (and its representatives) access to the Property and every part thereof at all reasonable times (and at any time in an emergency) for such purposes. The Indemnitor shall promptly furnish in writing to the Collateral Agent all information requested by the Collateral Agent concerning any Hazardous Substance Activity in, on, under or about the Property or the existence of any violation of Environmental Laws at the Property. The Indemnitor acknowledges that all inspections and reviews undertaken by the Collateral Agent are solely for the benefit and protection of the Collateral Agent and the Secured Parties and agrees that the Collateral Agent or any Secured Party shall have no duty to the Indemnitor with respect to Hazardous Substance Activity or Environmental Laws as a result of any such inspections or reviews, except to the extent that such inspections or reviews are conducted with gross negligence or deliberate or willful misconduct. Notwithstanding the generality of the foregoing, the Indemnitor shall also perform the environmental work described in Schedule 2 attached hereto.

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4. Remediation Work. If any Hazardous Substance Activity at the Property exists or occurs in violation of Environmental Laws, (a) the Indemnitor shall promptly give written notice of the condition to the Collateral Agent, (b) as commercially reasonable, the Indemnitor shall, at the expense of the Indemnitor, promptly have a qualified environmental engineer, reasonably acceptable to the Collateral Agent, investigate the Hazardous Substance Activity and prepare and submit to the Collateral Agent a written report containing the findings and conclusions resulting from such investigation and (c) if required by any Environmental Law or by the Collateral Agent in its reasonable discretion, the Indemnitor shall promptly address or correct such Hazardous Substance Activity to the extent required by applicable Environmental Law (the “Remediation Work”). The indemnitor shall comply with the orders and directives of all Persons having jurisdiction over the Property or the Remediation Work. The Indemnitor shall cause plans and specifications to be prepared by a qualified environmental engineer or contractor subject to reasonable review by the Collateral Agent (which review shall not be unreasonably delayed). Such plans and specifications shall comply with all applicable Environmental Laws and other applicable laws, ordinances, rules and regulations and shall be in a form sufficient to secure the approval of all Governmental Persons actually exercising jurisdiction over the Property or the Remediation Work. The Indemnitor shall cause all Remediation Work to be performed in a good and workmanlike manner by a qualified licensed contractor reasonably acceptable to the Collateral Agent, under the supervision of a qualified environmental engineer and subject to reasonable review by the Collateral Agent (which review shall not be unreasonably delayed), in accordance with the plans and specifications for the Remediation Work described above and in compliance with all applicable Environmental Laws and other applicable laws, ordinances, rules and regulations. The Indemnitor shall obtain or cause to be obtained all required permits, licenses and approvals for the Remediation Work, prosecute the Remediation Work diligently, and complete the Remediation Work in a timely manner. The Indemnitor shall pay for all Remediation Work, including the cost of plans and specifications, utilities, permits, fees, taxes and insurance premiums in connection therewith. The Indemnitor shall, on demand, pay to the Collateral Agent all direct and reasonable costs and reimburse the Collateral Agent for all reasonable expenses, including attorneys’ fees, incurred by the Collateral Agent in connection with the Collateral Agent’s shown independent review and inspection relating to any Remediation Work pursuant to this Section 4. Under no circumstances shall the Collateral Agent or any Secured Party be liable to the Indemnitor for any damage, loss, cost or expense incurred by the Indemnitor on account of any plans and specifications for the Remediation Work, the performance of any Remediation Work, or any delay in completion of any Remediation Work. The Indemnitor shall furnish to the Collateral Agent, promptly upon receipt or preparation, copies of all reports, studies, analyses, investigations, contracts, correspondence, pleadings and other information and communications received or prepared by the Indemnitor at any time, subject to applicable privileged constraints, in connection with any Remediation Work. or the presence of any Hazardous Substance Activity in violation of Environmental Laws in, on or under the Property, or the existence of any other violation of Environmental Laws at the Property. In the conduct of any Remediation Work, or in the settlement of any claim, action, suit or proceeding, Indemnitor shall not settle or compromise any such matter in a fashion that, in the sole discretion of the Collateral Agent, would materially and adversely impact the Collateral Agent or the Secured Parties. The Collateral Agent shall be afforded a reasonable opportunity to monitor and comment on any such settlement or compromise so as to protect its security interest and the security interest of the Secured Parties.

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5. Indemnification. The Indemnitor shall release from, and shall indemnify and defend Indemnitees against and hold Indemnitees harmless from all claims, demands, actions, liabilities, losses, assessments, penalties, damages (including all foreseeable and unforeseeable consequential damages), costs and expenses in any way arising from, relating to or connected will (a) any Hazardous Substances in, on, under or about the Property, or (b) any violation of any Environmental Laws at the Property, or (c) any breach of any representation or warranty made by the Indemnitor in this Indemnity, or (d) any failure to perform any obligation of the Indemnitor in accordance with this Indemnity, or (e) any investigation, inquiry, order (whether voluntary or involuntary), hearing, action or other proceeding by or before any governmental agency or arbitrator or mediator in connection with any Hazardous Substance Activity occurring or allegedly occurring, or (f) any loss of value of the Property directly or indirectly arising as a result of any Hazardous Substance Activity; provided, however, that the foregoing indemnification shall not apply to expenses arising out of or related to inspections or reviews conducted by or on behalf of the Collateral Agent or any Secured Party to the extent that such inspections or reviews are conducted with gross negligence or deliberate or willful misconduct. The foregoing indemnification shall include all expenses of investigation and monitoring, costs of containment, abatement, removal, repair, cleanup, restoration and remedial work, penalties and fines, reasonable accountant’s fees, reasonable attorneys’ fees (including in-house and outside legal counsel) and disbursements, and other response costs. If the Indemnitor fails to perform any Remediation Work required in accordance with this Indemnify, the Collateral Agent shall have the right, but no obligation, to have such obligation performed on behalf of the Indemnitor, provided that before exercising any such right to perform, where reasonably practicable, the Collateral Agent shall first provide the Indemnitor with an opportunity to cure any such non-performance by providing the Indemnitor with 30 days’ advance written notice of its intent to exercise said right if the non-performance is not cured. The Indemnitor shall, on demand, pay to Indemnitees all reasonable sums expended by Indemnitees in the performance of any such obligations of the Indemnitor. If any Event of Default occurs under the Reimbursement Agreement, the Senior Subordinated Loan Agreement, or the Mortgage, the Collateral Agent shall have the right, but no obligation, at the expense of the Indemnitor, at any time before or after foreclosure of the Mortgage, to have a comprehensive environmental assessment of the Property, in scope satisfactory to the Collateral Agent (including soil and groundwater sampling, if reasonably deemed necessary by the Collateral Agent), prepared by an engineer selected by the Collateral Agent in order to ascertain whether any Hazardous Substances are present in, on, under or about the Property or any violation of any Environmental Laws exists at the Property. The Indemnitor shall, on demand, pay to the Collateral Agent all sums reasonably expended by the Collateral Agent in connection with any such comprehensive environmental assessment.

6. Separate Obligations. The purpose of this Indemnity is to protect Indemnitees against liability, loss, damage, cost or expense in connection with Hazardous Substance Activity and Environmental Laws, as provided in this Indemnity, and not as security for payment of the Obligations. The obligations of the Indemnitor under this Indemnity are separate from, independent of and in addition to the obligations of the Indemnitor under the Reimbursement Agreement, any other Senior Debt Document, the Senior Subordinated Loan Agreement, any other Senior Subordinated Loan Agreement Amendment, and the Mortgage. The liability of the Indemnitor under this Indemnity shall not be limited to or measured by the amount of the Obligations or the value of the Property. This Indemnity is not, and shall not be deemed to be,

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secured by the Mortgage. The Indemnitor shall be fully and personally liable for all obligations of the Indemnitor under this Indemnity and a separate action may be brought and prosecuted against the Indemnitor on this Indemnity. The liability of the Indemnitor under this Indemnity shall not be subject to any limitation set forth in the Reimbursement Agreement, any other Senior Debt Document, the Senior Subordinated Loan Agreement, any other Senior Subordinated Loan Agreement, or the Mortgage, or any of them, or the liability of the Indemnitor for the payment of the Obligations, or the remedies of the Collateral Agent against the Indemnitor for enforcement of the Obligations, or the recourse of the Collateral Agent for satisfaction of the Obligations. The Indemnitor agrees that this Indemnity and the obligations of the Indemnitor hereunder shall survive, and remain in full force and effect, after any reconveyance of the Mortgage or any foreclosure of the Mortgage (whether by judicial action, exercise of the power of sale, or otherwise) with respect to any liabilities, obligations or claims arising out of or related to a Hazardous Substance Activity, including any violation of Environmental Laws which occurred, or the onset of which occurred, before such reconveyance or foreclosure, and the Collateral Agent shall have the right to enforce this Indemnity after any such reconveyance or foreclosure. The rights of each Indemnitee under this Indemnity shall be in addition to any other rights and remedies of such Indemnitee against the Indemnitor under any other document or instrument now or hereafter executed by the Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any of such rights. The Indemnitor agrees that it shall have no right of contribution (including, without limitation, any right of contribution under CERCLA) or subrogation against any Indemnitee hereunder. The Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution the Indemnitor may have shall be junior and subordinate to the rights of each Indemnitee against the Indemnitor hereunder.

7. Notices. All demands, notices and other communications provided for hereunder shall be mailed, telecopied or delivered to the Collateral Agent and to the Indemnitor at the respective addresses provided in the Reimbursement Agreement, in each instance in the manner and with the effect provided in the Reimbursement Agreement.

8. Liability. Without limitation, the obligations and liability of Indemnitor under this Indemnity shall in no way be waived, released, discharged, reduced, mitigated or otherwise affected by any neglect, delay or forbearance of Collateral Agent in demanding, requiring or enforcing payment or performance of the obligations and liabilities of Indemnitor hereunder, or the receivership, bankruptcy, insolvency or dissolution of Indemnitor or any affiliate thereof. No action or proceeding brought or instituted under the Indemnity and no recovery made as a result thereof shall be a bar or defense to any further action or proceeding under this Indemnity. Indemnitors shall reimburse Collateral Agent and the other Indemnitees for all reasonable attorneys’ fees and expenses incurred in connection with the enforcement of the Indemnitees’ rights under this Indemnity, including those incurred in any case, action, proceeding or claim under the Federal Bankruptcy Code or any successor statute or any other insolvency law.

9. Partial Invalidity and Waiver. If any provision of this Indemnity is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or

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unenforceability shall not affect the other provisions of this Indemnity and this Indemnity shall remain in full force and effect without such invalid, illegal or unenforceable provision. Failure to demand strict performance by the Indemnitor or to exercise or enforce any right or remedy of the Collateral Agent under this Indemnity shall not constitute a waiver of any provision of this Indemnity by the Collateral Agent. No waiver of any provision of this Indemnity or any breach of this Indemnity shall be effective unless such waiver is in writing and signed by the Collateral Agent and any such waiver shall not be deemed a waiver of any other provision of this Indemnity or any other or subsequent breach of this Indemnity.

10. The Obligations of the Indemnitor Hereunder Payable Upon Demand. All obligations of the Indemnitor hereunder shall be payable on demand, and any amount due and payable hereunder to any Indemnitee by the Indemnitor which is not paid after written demand hereunder from such Indemnitee with an explanation of the amounts demanded shall bear interest from the date of such demand at the Default Rate and otherwise in accordance with the Reimbursement Agreement.

11. Successors and Assigns. This Indemnity shall be binding upon the Indemnitor, its heirs, representatives, administrators, executors, successors and assigns, and shall inure to the benefit of and shall be enforceable by each Indemnitee, its successors, endorsees and assigns (including, without limitation, any entity to which any Secured Party assigns or sells all or any portion of its interest in the Obligations). Indemnitor shall not assign this Indermnity, or any portion thereof, without the prior written consent of the Collateral Agent.

12. Governing Law; Jurisdiction. This Indermnity shall be governed and construed in accordance with the laws of the State of Minnesota, without reference to choice of law principals. The Indemnitor irrevocably submits to the non-exclusive jurisdiction of any Minnesota state court sitting in Hennepin or Ramsey County, Minnesota or United States federal court sitting in Minneapolis or St. Paul, Minnesota or Wisconsin state court sitting in Brown County, Wisconsin or United States federal court sitting in Green Bay, Wisconsin and consents to service of process by mail or in any other manner permitted by relevant law.

13. Headings. The captions and headings of various sections of this Indermnity are for convenience only and are not to be considered as defining and limiting in any way the scope or intent of the provisions hereof.

14. Entire Agreement. This Indemnity constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter contained in this Indemnity.

15. Survival of Representations and Warranties. All representations and warranties of the Indermnitor contained herein shall survive the transfer of the Property to an Indemnitee, whether pursuant to judicial or non judicial foreclosure or a deed or assignment in lieu of foreclosure, and any reconveyance of the Mortgage upon repayment of the Obligations.

16. WAIVER OF JURY TRIAL. THE INDEMNITOR , THE COLLATERAL AGENT AND THE SECURED PARTIES EACH HEREBY IRREVOCABLY WAIVES ALL

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RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF RELATING TO THIS INDEMNITY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Construction. This Indemnity shall be construed in a neutral in a fashion without regard to which party drafted any provision at issue. The rules of interpretation set forth in ARTICLE I of the Reimbursement Agreement shall apply to this Indemnity and hereby incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Environmental Indemnity is executed as of the day and year first written above.

CITYFOREST CORPORATION

By:	/s/ Harry H. Simpson, III
Name:	Harry H. Simpson, III
Title:	Chief Financial Officer

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SCHEDULE 1

A.	The Collateral Agent has copies of the following “Environmental Reports”:

Phase I ESA, dated November 14, 1996, prepared by Dames & Moore for CityForest;

Phase II ESA, dated August 2, 1993, prepared by Dames & Moore for CityForest; and

Draft Phase I Environmental Site Assessment, dated May 24, 2005, prepared by STS Consultants, Ltd. for Associated Bank National Association.

B.	The following conditions, activities, operations or other circumstances on the real property of CityForest (the “Property”) are hereby disclosed:

1.	There was a solvent spill during a truck unloading on or about May 22, 1997 which was remediated and the Wisconsin Department of Natural Resources issued a closure letter dated June 6, 1997.

2.	Cement roofing parcels containing asbestos in the old boiler house were removed in 1998. Other suspect asbestos-containing materials have been identified at the Property as set forth in the Environmental Reports.

3.	Former waste water and sludge lagoons are located on the Property.

4.	In the regular course of business, CityForest stores, uses, disposes and otherwise handles in compliance with Environmental Laws certain chemicals, some of which are “hazardous substances” as said term is defined in the Environmental Indemnification and Reimbursement Agreements, in its operations.

5.	Underground storage tanks formerly located on the Property have been removed as set forth in the Environmental Reports.

6.	CityForest generates a solid waste sludge in connection with its operations. It also generates another solid waste stream consisting of residual nonprocessible materials. The sludge is stored temporarily in concrete bunkers and then land spread pursuant the WPDES permit described in Schedule 7.3 to the Reimbursement Agreement. CityForest also has a disposal option to dispose of the sludge at the Timberline Trail RDF facility. The nonprocessible residuals, are landfilled. The landfill currently used by CityForest for the nonprocessible residuals is the Timberline Trail RDF facility. Sludge was formerly dewatered in lagoons on the property.

7.

CityForest discharges and emits various pollutants in the normal course of its business in accordance with Environmental Laws and as regulated under the permits described in Schedule 7.3 of the Reimbursement Agreement. These

discharges and emissions include, among others, air pollutants, storm water and waste water.

8.	Soil and ground water sampling at the Property have detected certain contaminants. The sampling locations include, among other areas, the feltwash outlet area, bum pit, drum storage area, and sludge and waste water lagoons. The contaminants detected in soil and/or ground water include, among others, PAH compounds. VOCs, RCRA metals, chromium, and petroleum compounds as set forth in the sampling results contained in the Phase II ESA, dated August 2, 1993, prepared by Dames & Moore for CityForest. The Wisconsin DNR issued a letter on February 4, 1994 indicating that excavation and disposal of approximately 15 cubic yards of contaminated soils from the feltwash area had been completed, and recommending additional confirmatory testing be completed prior to closure.

9.	An ash/soil material was stockpiled previously and still exists on the Property. In addition, the following other storage areas have been identified — a construction debris stockpile area, a storage/scrap yard, principally containing old factory equipment, a rinsed drum storage area, and a roll-off box for scrap metal storage.

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SCHEDULE 2

TO ENVIRONMENTAL INDEMNITY

Indemnitor shall perform the following environmental work, which work shall be completed by the deadline if a deadline is so stated:

1. Review all recommendations and best management practices identified by STS Consultants, LTD in its draft environmental compliance review dated May 24, 2005, and implement all recommendations and best management practices required by any Environmental Law. This shall be done by no later than November 1, 2005.

2. Create an asbestos management plan, including a comprehensive survey of potential ACM with confirmatory sampling and analysis as warranted, labeling of ACM and adoption of standard operating procedures for maintenance of equipment and areas containing ACM. This shall be done by no later than November 1, 2005.

3. To the extent required by Environmental Law, report to the Wisconsin DNR the PAHs and arsenic identified in the Environmental Reports, as may be supplemented by recent Phase II work done by STS Consultants, Ltd. This shall be done, if required, no later than November 1, 2005.

4. In the event PCBs are detected in recent Phase II work done by STS Consultants, Ltd., then (1) the PCBs shall be reported to the Wisconsin DNR no later than November 1, 2005 to the extent required by Environmental Law, and (2) to the extent the level of PCBs exceed industrial cleanup standards established by the Wisconsin DNR, investigate and remediate the PCBs no later than June 1, 2006 to the extent reasonably required by the Wisconsin DNR.

5. Obtain a closure letter no later than November 1, 2005 from the Wisconsin DNR with respect to the contamination described in item 8 of Schedule 1 hereto.

ASSIGNMENT OF ENVIRONMENTAL INDEMNITY AND AMENDMENT

This Assignment of Environmental Indemnity and Amendment is dated as of March 21, 2007 (the “Assignment and Amendment”), by and among CELLU TISSUE-CITYFOREST LLC, a Minnesota limited liability company (the “Indemnitor”) resulting from the conversion of CITYFOREST CORPORATION, a Minnesota corporation (“CF Corporation”), into a limited liability company, having its principal place of business at 1215 East Worden Avenue, Ladysmith, Wisconsin 54848, ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Collateral Agent for the Secured Parties (in such capacity, the “Assignor”), and ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association (in such capacity, the “Bank”), with an office located at 200 North Adams Street, Green Bay, Wisconsin, 54301.

RECITALS:

A. On June 29, 2005, CF Corporation executed and delivered to Bank that certain Reimbursement Agreement, between CF Corporation and Bank (the “Original Reimbursement Agreement”), providing for Bank to issue on behalf of CF Corporation as account party an irrevocable, direct-pay letter of credit (the “Letter of Credit”) in the maximum amount of Twenty Million Nine Hundred Forty-eight Thousand Nine Hundred Seventy-three and No/100 Dollars ($20,948,973.00) (the “Maximum Letter of Credit Amount”) and for Bank to make available to CF Corporation other financial accommodations, which, combined with the Maximum Letter of Credit Amount, will not exceed Twenty-six Million and No/100 Dollars ($26,000,000.00) (capitalized terms used but not otherwise referred to in this Assignment and Amendment shall have the respective meanings assigned to such terms in the Reimbursement Agreement (as hereinafter defined).

B. As conditions to the effectiveness of the Original Reimbursement Agreement, the Bank required that CF Corporation, the Assignor, the Bank and the State of Wisconsin Investment Board, an instrumentality of the State of Wisconsin created under Chapter 15 of Wisconsin Statutes (“SWIB”), as agent for certain “Senior Subordinated Lenders” described in the Collateral Agency Agreement hereinafter described (in such capacity, the “Senior Subordinated Agent”), enter into that certain Collateral Agency and Intercreditor Agreement dated as of June 29, 2005 (the “Collateral Agency Agreement”).

C. The Original Reimbursement Agreement was secured, in part, by that certain Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases dated June 29, 2005, executed by CF Corporation in favor of Assignor covering property legally described on Exhibit A attached thereto and made a part hereof (as amended, modified, supplemented or restated from time to time, the “Mortgage”), which Mortgage was recorded on June 29, 2005, in the office of the Rusk County, Wisconsin, Register of Deeds in Volume 465, Pages 425-452 as Document No. 297748.

D. In order to induce the Bank to accept the Mortgage as security for CF Corporation’s obligations under the Original Reimbursement Agreement, CF Corporation executed and delivered to the Collateral Agent that certain Environmental Indemnity dated as of June 29, 2005 (the “Original Agreement”) covering the “Property” described therein.

E. Subsequent to the date of the Collateral Agency Agreement and prior to the date hereof, CF Corporation has paid in full all of the “Senior Subordinated Obligations” described in the Collateral Agency Agreement, such that neither the Senior Subordinated Agent nor any such Senior Subordinated Lender has an interest in the “Collateral” subject to the Collateral Agency Agreement and, in light of such payment in full, Assignor has agreed to assign all of its right, title and interest in the Original Agreement to Bank pursuant to this Assignment and Amendment.

F. On the date hereof, all of CF Corporation’s issued and outstanding capital stock has been acquired by Cellu City Acquisition Corporation (the “Cellu Tissue Merger Sub”), a wholly-owned subsidiary of Cellu Tissue Holdings, Inc., a Delaware corporation (“Cellu Tissue”), pursuant to that certain Merger Agreement dated as of February 26, 2007 (the “Cellu Tissue Merger Agreement”) among Cellu Tissue, Cellu Tissue Merger Sub, CF Corporation and Wayne Gullstad as representative of the shareholders of CF Corporation and Cellu Tissue Merger Sub has been merged (the “Cellu Tissue Merger”) into CF Corporation with CF Corporation being the surviving corporation and CF Corporation has been converted (the “CF Corporation Conversion”) into the Indemnitor.

G. Indemnitor has requested Bank’s consent to the Cellu Tissue Merger and the CF Corporation Conversion, and Bank has agreed to consent, provided that Indemnitor, as the surviving entity of the Cellu Tissue Merger and the CF Corporation Conversion, amend and restate the Original Reimbursement Agreement pursuant to that certain Amended and Restated Reimbursement Agreement of even date herewith (the Original Reimbursement Agreement, as so amended and restated, together with any and all renewals, amendments extensions for any period, increases or rearrangements thereof is referred to as the “Reimbursement Agreement”).

H. Pursuant to the Reimbursement Agreement, Indemnitor and Bank have agreed to amend the Original Agreement as set forth below.

AGREEMENTS

1. Defined Terms. All capitalized terms used in this Assignment and Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Agreement as amended hereby or the Reimbursement Agreement.

2. Assignment. For valuable consideration, the sufficiency of which is hereby acknowledged, Assignor hereby sells, assigns and transfers to Bank all of its right title and interest in the Original Agreement so that, after giving effect to such assignment, the Bank is the sole “Indemnitee” under the Original Agreement, as amended by this Assignment and Amendment.

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3. Amendments. The Original Agreement is hereby generally amended so that:

(a) any reference to the “Indemnitor” shall be deemed to be a reference to Cellu Tissue-CityForest LLC, a Minnesota limited liability company;

(b) any reference to the “Collateral Agent”, any “Secured Party”, the “Secured Parties”, the “Required Secured Parties”, any “Indemnitee” or the “Indemnitees” shall be deemed to be a reference to the Bank;

(c) any reference to the “Reimbursement Agreement” or to “Appendix A” to the Reimbursement Agreement shall be deemed to be a reference to the Amended and Restated Reimbursement Agreement dated as of March     , 2007 between the Indemnitor and the Bank, as amended, modified supplemented or restated from time to time;

(d) any reference to the “Secured Obligations” shall be deemed to be a reference to the “Senior Obligations”;

(e) any reference to the “Collateral Agency Agreement” shall be deemed to be a reference to the “Reimbursement Agreement”; and

(f) any reference to “State of Wisconsin Investment Board”, the “Senior Subordinated Lender”, the “Amended and Restated Senior Subordinated Loan Agreement”, any “Senior Subordinated Loan Document”, the loan from the State of Wisconsin Investment Board to CityForest Corporation and any other reference to the subordinated loan referenced in the Amended and Restated Senior Subordinated Loan Agreement shall be deleted, it being understood and agreed that CityForest Corporation has repaid in full the loan evidenced by the Amended and Restated Senior Subordinated Loan Agreement.

4. Validity; No Default. Indemnitor hereby represents and warrants to Bank as follows:

(a) The Original Agreement, as amended by this Assignment and Amendment, is the legal, valid and binding obligation of Indemnitor and is enforceable in accordance with its terms; and

(b) No Event of Default has occurred and is continuing or will result from the effectiveness of this Assignment and Amendment.

5. Reference to and Effect on the Original Agreement.

(a) From and after the date of this Assignment and Amendment, each reference in the Original Agreement to “this Agreement”, “this Indemnity”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Agreement and each reference in any other Loan Document to the “Environmental Indemnity”, the

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“Indemnity”) or words of like import referring to the Original Agreement shall mean and be a reference to the Original Agreement as amended hereby;

(b) Except as specifically set forth above, the Original Agreement remains in full force and effect and is hereby ratified and confirmed; and

(c) The execution, delivery and effectiveness of this Assignment and Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Original Agreement, as amended by this Assignment and Amendment, nor constitute a waiver of any provision of the Original Agreement.

6. Headings. Section headings in this Assignment and Amendment are included herein for convenience of reference only and shall not constitute a part of this Assignment and Amendment for any other purpose.

7. Recitals. The recitals to this Assignment and Amendment constitute a part of this Agreement.

8. Counterparts. This Assignment and Amendment may be executed in counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same document.

9. Governing Law. The parties agree that this Assignment and Amendment is to be construed and governed by the laws of the State of Minnesota.

10. Time of Essence. Time shall be of the essence as to each and every provision of this Assignment and Amendment.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties have executed this Assignment and Amendment as of the date first written above.

INDEMNITOR:

CELLU TISSUE-CITYFOREST LLC, a Minnesota limited liability company

By:	/s/ Dianne M. Scheu
Name:	Dianne M. Scheu
Title:	Senior Vice President and Chief Financial Officer

ASSIGNOR:

ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association, as Collateral Agent for the Secured Parties

By:	/s/ Thomas M. Toerpe
Name:	Thomas M. Toerpe
Title:	Vice President

BANK:

ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Thomas M. Toerpe
Name:	Thomas M. Toerpe
Title:	Vice President

SIGNATURE PAGE: ASSIGNMENT OF ENVIRONMENTAL INDEMNITY AND AMENDMENT